As filed with the Securities and Exchange Commission on September 20, 2010

Registration No. 333-164785

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVANYX THERAPEUTICS, INC.
(Name of issuer in its charter)

Delaware	2834	27-0801073
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

12 Appleton Circle
Newton, Massachusetts 02459
617-614-7943
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

David H. Platt, Ph.D, Chief Executive Officer/Chief Financial Officer/Chairman
12 Appleton Circle
Newton, Massachusetts 02459
617-614-7943
(Name, address and telephone number of agent for service)

Copies to:

David E. Dryer, Esq.
Mark A. Katzoff, Esq.
Seyfarth Shaw LLP
2 Seaport Lane
Boston, Massachusetts
02210
Phone: (617) 946-4800
Fax: (617) 946-4801

Approximate date of proposed sale to the public:  as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. (  )

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated __________ , 2010

Preliminary Prospectus

AVANYX THERAPEUTICS, INC.

15,000,000 SHARES OF COMMON STOCK

We are a Delaware corporation formed on August 24, 2009 for the purpose of developing, manufacturing and marketing therapeutic drugs with a focus on glyco-pathology, a specialized field involving understanding the importance of Glycoproteins in biochemistry and progression of diseases.  Before this offering, there has been no public market for our common stock and our common stock is not listed on any national securities exchange nor are quotes for our common stock available in any over-the-counter market.  This offering is our initial public offering of 15,000,000 shares of our common stock at a public offering price of $1.00 per share.  It is our intention to seek a market maker to publish quotations for our shares on the over-the-counter bulletin board (the “OTCBB”), however, we have no agreement or understanding with any potential market makers and there can be no assurance that a public market for our shares will develop.

SHARES OF AVANYX THERAPEUTICS, INC. INVOLVE A HIGH DEGREE OF RISK.  WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 13, ALONG WITH THE REST OF THIS PROSPECTUS RELATING TO RISKS ASSOCIATED WITH THE SECURITIES OFFERED BY THIS PROSPECTUS HEREIN.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS ___, 2010

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus.  To understand this offering fully, you should read the entire Prospectus carefully.  Unless the context otherwise requires, references contained in this Prospectus to the “Company,” “Avanyx,” “we,” “us,” or “our” shall mean Avanyx Therapeutics, Inc., a Delaware corporation formed on August 24, 2009.

On September 7, the Company concluded that certain of the Company's previously issued financial statements must be restated because they contain errors under generally accepted accounting principles ("GAAP") in the United States relating to the accounting for shares issued to its co-founders. The Company has determined that certain shares which were issued to the Company's co-founders in exchange for a combination of cash, a patent, a provisional patent and know-how should have been recorded at the transferors’ historical cost in accordance with ASC 845-10-S99, Transfers of Non-monetary Assets from Promoters or Shareholders.  Previously, the Company recorded the exchange at fair value.

The Audit Committee has discussed with the Company's independent registered public accounting firm the matters disclosed in this filing.

The previously issued audited financial statements of the Company for the period from inception (August 24, 2009) to September 30, 2009 and for the period from inception (August 24, 2009) to December 31, 2009 and the unaudited financial statements for the first quarter of 2010 should no longer be relied upon as a result of the errors stated above.

Overview

We were organized as a Delaware corporation on August 24, 2009.  We are a development stage company with no operating history, which makes it difficult to evaluate our current business and future prospects, and may increase the risk of your investment.

Our primary business is the development, manufacture and marketing of therapeutic drugs with a focus on glyco-pathology, a specialized field involving understanding the importance of glycoproteins in biochemistry and progression of diseases.  Our pharmaceutical agents are intended for intravenous administration into the circulatory system and targeting acute and late stage diseases that, we believe, have great unmet medical need.

We intend to develop and manufacture IPOXYN™, a glyco-protein-based therapeutic agent that incorporates our proprietary processes and patented technology.  Our IPOXYN™ anti-hypoxia drug consists of a stabilized glycoprotein composition containing oxygen-rechargeable iron, targeting both human and animal tissues and organ systems deprived of oxygen and in need of metabolic support.  IPOXYN™ is based on novel unproven technologies.  We may be unsuccessful in developing these technologies into drugs which the FDA ultimately will approve.

We have not  commenced human clinical trials for any drug under development.  We will contract with outside vendors to produce sufficient IPOXYN™ to complete our pre-clinical pharmacokinetic, safety and efficacy studies in support of an investigative new drug (“IND”) filing in the United States and Europe in 2011.   We hope to be able to commence marketing IPOXYN™ for veterinary applications, which we view as a potentially lucrative market, in 2011 in various locations around the world.  However, there is no assurance that we will be able to successfully commercialize our products.

Approval of IPOXYN™ for veterinary use requires the filing of a New Animal Drug Application (NADA) with, and approval by the Center for Veterinary Medicine Division of, the FDA.  The requirements for approval are similar to those for new human drugs, exclusive of human trials.  Obtaining NADA approval often requires safety and efficacy clinical field trials in the applicable species and disease, after submission of an Investigational New Animal Drug Application, which for non-food animals becomes effective upon acceptance for filing.  We have not conducted any clinical trials or filed any applications with the FDA with respect to IPOXYN™.

Our independent auditors noted in their report accompanying our financial statements for the year ending December 31, 2009 that the Company’s limited resources and operating history, as well as operating losses raise substantial doubt about the Company’s ability to continue as a going concern.  As of June 30, 2010, we had a cumulative net loss of $236,178.  As of June 30, 2010, the Company had $40,434 cash on hand, which was provided by our CEO.

We do not currently have sufficient capital resources to fund operations.  To stay in business and to continue the development of IPOXYN™ we will need to raise additional capital through public or private sales of our securities, debt financing or short term bank loans, or a combination of the foregoing.  We believe that if we can raise $5,000,000 in this offering it will be sufficient to provide working capital over the next approximately 12 months, and we will be able to complete clinical trials of IPOXYN™ in preparation for filing an NADA for veterinary use.

Our shares of common stock are not listed on any national securities exchange nor are quotes for our common stock available in any over-the-counter market.  Prior to this offer, there has been no public market for the Company’s common stock.  There can be no assurance that a market for such securities will develop.  We  have no agreement with any broker or dealer to make a market for our securities, and the lack of any such relationship could adversely impact the price and liquidity of our securities.

We have not applied to register the shares in any state.  An exemption from registration will be relied upon in the states where the shares are distributed and may only be traded in such jurisdictions after compliance with applicable securities laws.  There can be no assurances that the shares will be eligible for sale or resale in such jurisdictions. We may apply to register the shares in several states for secondary trading; however we are under no requirement to do so.

Our only current officer is David Platt.  We are dependent upon Dr. Platt for implementation of our proposed expansion strategy and execution of our business plan. The loss of Dr. Platt could have a material adverse effect upon its results of operations and financial position. The loss of Dr. Platt could delay or prevent the achievement of our business objectives.

The preceding summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus.  The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

THE OFFERING

Share of Common Stock to be Offered :	15,000,000 shares

Common Stock Outstanding Before The Offering:	10,031,236 shares

Common Stock Outstanding After The Offering:	25,031,236 shares

Offering Price
The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and Directors and the market conditions for the sale of equity securities in similar companies.  The offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value.  For purposes of calculating the registration fee for the common stock included in this Prospectus, we have used an estimated public offering price of $1.00 per share.  This is an arbitrary price and we can offer no assurances that the $1.00 price bears any relation to the value of the shares as of the date of this Prospectus.

Use of Proceeds:	We intend to use the net proceeds from this offering to continue to develop IPOXYN™, to build a management team, for general corporate purposes and working capital.

Transfer Agent and Registrar for our Shares:	Continental Stock Transfer & Trust Company
117 Battery Place, 8th Floor New York, New York 10004 Phone: 212-509-4000 Fax: 212-509-5150

No Market:
No assurance is provided that a market will be created for our securities in the future, or at all.  If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Address:	12 Appleton Circle
Newton, Massachusetts 02459

Telephone Number:	617-614-7943

SUMMARY FINANCIAL DATA

You should read the summary financial information presented below for the period from inception (August 24, 2009) through December 31, 2009 and the six months ended June 30, 2010.  The summary financial data below has been derived from our audited financial statements as of December 31, 2009, as restated,  and our unaudited financial statements as of June 30, 2010.  You should read this summary financial information in conjunction with our management’s discussion and analysis of financial condition and results of operations and our audited financial statements and related notes thereto, each appearing elsewhere in this Prospectus.

	December 31, 2009 (as restated)	June 30, 2010 (unaudited)

Total Assets	$23,530	40,434

Stockholder’s deficit	$(127,821)	(204,942)

	Period from inception (August 24, 2009) through December 31, 2009 (as restated)	Six months ended June 30, 2010 (unaudited)

Loss from Operations	$(137,821)	(98,357)

RISK FACTORS

The securities offered herein are highly speculative.  You should carefully consider the following risk factors and other information in this Prospectus.  If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent, and you may lose all or part of your investment.

The Company considers the following to be all the material risks to an investor regarding this offering. The Company  should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO OUR COMPANY

THE AUDITORS REPORT ON OUR FINANCIAL STATEMENT EXPRESSES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.  IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE DEVELOPMENT STAGE OPERATIONS.

Our independent auditors noted in their report accompanying our financial statements for the year ended December 31, 2009 that the Company’s limited resources and operating history, as well as operating losses raise substantial doubt about the Company’s ability to continue as a going concern.  For the period from inception on August 29, 2009 through June 30, 2010, we had a net loss of $236,178.  As of June 30, 2010, the Company had $40,434 cash on hand.  We do not currently have sufficient capital resources to fund operations.  To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans.  However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all.  To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holders.  If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.  If we fail to raise sufficient funds, we would have to curtail or cease operations.

 Management has developed what it believes is a viable plan to continue as a going concern.  The plan relies upon our ability to obtain additional sources of capital and financing.  We believe that if we can raise $5,000,000 in this offering it will be sufficient to provide working capital for the next year.  Our Chief Executive Officer intends to provide us with minimal cash to fund critical needs until we are able to raise additional capital from this offering or another offering but there is no guarantee that he will do so or will do so for any extended period of time.  Presently we do not have any existing sources or plans for financing other than this offering and our Chief Executive Officer. If we are unable to receive additional financing, we may be required to cease operations.

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY WHICH MAKES IT DIFFICULT TO EVALUATE OUR CURRENT BUSINESS AND FUTURE PROSPECTUS AND MAY INCREASE THE RISK OF YOUR INVESTMENT.

We are a development-stage company with no operating history, and our proposed operations are subject to all of the risks inherent in establishing a new business enterprise.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, the development of new technologies or those subject to clinical testing, and the competitive and regulatory environment in which we will operate.  We have no products available for sale, and none are expected to be commercially available for at least eighteen months, if at all.  We may never obtain Food and Drug Administration (“FDA”) approval of our products in development and, even if we do so and are also able to commercialize our products, we may never generate revenue sufficient to become profitable.  Our failure to generate revenue and profit would likely cause our securities to decrease in value and/or become worthless.

ADDITIONAL FINANCING REQUIRED TO IMPLEMENT OUR BUSINESS PLAN MAY NOT BE AVAILABLE ON FAVORABLE TERMS OR AT ALL, AND WE MAY HAVE TO ACCEPT FINANCING TERMS THAT WOULD ADVERSELY AFFECT OUR SHAREHOLDERS.

We will need to continue to conduct significant research, development, testing and regulatory compliance activities that, together with projected general and administrative expenses, we expect will result in substantial operating losses for the foreseeable future.  Accordingly, we do not expect to be generating sales or other revenue and will remain dependent on outside sources of financing until that time and we will need to raise funds from additional financing.  We have no commitments for any financing at this time, and any financing commitments may result in dilution to our existing stockholders.  We may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our stockholders.  For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business.  Additionally, we may raise funding by issuing convertible notes, which if converted into shares of our common stock would dilute our then shareholders interests.  Lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions or significant asset sales.  If we are unable to raise additional funds, we may be forced to curtail or even abandon our business plan.

OUR ABILITY TO GROW AND COMPETE IN THE FUTURE WILL BE ADVERSELY AFFECTED IF ADEQUATE CAPITAL IS NOT AVAILABLE.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing.  Our cash flow from operations may not be sufficient or we may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy.  As a result, adequate capital may not be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

OUR PRODUCTS ARE BASED ON NOVEL, UNPROVEN TECHNOLOGIES.

Our drug candidates in development are based on novel unproven technologies using proprietary carbohydrate compounds in combination with FDA approved drugs currently used in the treatment of ischemia, anemia and trauma and other diseases.  Carbohydrates are difficult to synthesize, and we may not be able to synthesize carbohydrates that would be usable as delivery vehicles for the anti-hypoxia drugs we are working with or other therapeutics we intend to develop.  None of our products have commenced human clinical trials. Although we have completed certain animal studies that we believe were successful, pre-clinical results in animal studies are not necessarily predictive of outcomes in human clinical trials. Clinical trials are expensive, time-consuming and may not be successful.  They involve the testing of potential therapeutic agents, or effective treatments, in humans, typically in three phases, to determine the safety and efficacy of the products necessary for an approved drug.  Many products in human clinical trials fail to demonstrate the desired safety and efficacy characteristics.  Even if our products progress successfully through initial human testing, they may fail in later stages of development. We may engage others to conduct our clinical trials, including clinical research organizations and, possibly, government-sponsored agencies.  These trials may not start or be completed as we forecast, or may not achieve desired results.

WE MAY BE UNABLE TO COMMERCIALIZE OUR PRODUCTS.

Even if our current and anticipated products achieve positive results in clinical trials, we may be unable to commercialize them. Potential products may fail to receive necessary regulatory approvals, be difficult to manufacture on a large scale, be uneconomical to produce, fail to achieve market acceptance, or be precluded from commercialization by proprietary rights of third parties. Our inability to commercialize out products would substantially impair the viability of our company.

WE HAVE ESTABLISHED PREFERRED STOCK WHICH CAN BE DESIGNATED BY THE COMPANY'S BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL.

The Company has authorized 5,000,000 shares of preferred stock. The shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the Board of Directors of the Company ("Board of Directors") prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of Directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company's shareholders, shareholders of the Company will have no control over what designations and preferences the Company's preferred stock will have. If preferred stock is designated and issued, then depending upon the designation and preferences, the holders of the shares of Series A Preferred Stock may exercise voting control over the Company. As a result of this, the Company's shareholders will have no control over the designations and preferences of the preferred stock and as a result the operations of the Company.

OUR MANAGEMENT AND ONE SIGNIFICANT SHAREHOLDER COLLECTIVELY OWN A SUBSTANTIAL MAJORITY OF OUR COMMON STOCK.

Collectively, our sole officer, our directors and one significant shareholder own or exercise voting and investment control over 99% of our outstanding common stock and will continue to own 40% of the outstanding equity of the Company assuming all of the shares being offered are sold.  As a result, investors may be prevented from affecting matters involving the Company, including:

• the composition of our Board of Directors and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;

• any determinations with respect to mergers or other business combinations;

• our acquisition or disposition of assets; and

• our corporate financing activities.

Furthermore, this concentration of voting power could have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in a company that is controlled by a small number of stockholders.

WE ARE DEPENDENT UPON OUR SOLE OFFICER FOR MANAGEMENT AND DIRECTION AND THE LOSS OF THIS PERSON COULD ADVERSELY AFFECT OUR OPERATIONS AND RESULTS.

Our only current officer is David Platt.  We are dependent upon Dr. Platt for implementation of our proposed expansion strategy and execution of our business plan. The loss of Dr. Platt could have a material adverse effect upon its results of operations and financial position. We do not maintain “key person” life insurance for Dr. Platt.  The loss of Dr. Platt could delay or prevent the achievement of our business objectives.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL SHARES.

Secondary trading in our common stock will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

OUR LACK OF OPERATING EXPERIENCE MAY CAUSE US DIFFICULTY IN MANAGING OUR GROWTH WHICH COULD LEAD TO OUR INABILITY TO IMPLEMENT OUR BUSINESS PLAN.

We have limited experience in manufacturing or procuring products in commercial quantities, conducting other later-stage phases of the regulatory approval process, selling pharmaceutical products, or negotiating, establishing and maintaining strategic relationships. Any growth of our company will require us to expand our management and our operational and financial systems and controls. If we are unable to do so, our business and financial condition would be materially harmed. If rapid growth occurs, it may strain our operational, managerial and financial resources.

WE WILL DEPEND ON THIRD PARTIES TO MANUFACTURE AND MARKET OUR PRODUCTS AND TO DESIGN TRIAL PROTOCOLS, ARRANGE FOR AND MONITOR THE CLINICAL TRIALS, AND COLLECT AND ANALYZE DATA.

We do not have, and do not now intend to develop, facilities for the manufacture of any of our products for clinical or commercial production. In addition, we are not a party to any long-term agreement with any of our suppliers, and accordingly, we have our products manufactured on a purchase-order basis from one of two primary suppliers. We will need to develop relationships with manufacturers and enter into collaborative arrangements with licensees or have others manufacture our products on a contract basis. We expect to depend on such collaborators to supply us with products manufactured in compliance with standards imposed by the FDA and foreign regulators.

In addition, we have limited experience in marketing, sales or distribution, and we do not intend to develop a sales and marketing infrastructure to commercialize our pharmaceutical products. If we develop commercial products, we will need to rely on licensees, collaborators, joint venture partners or independent distributors to market and sell those products.

Moreover, as we develop products eligible for clinical trials, we contract with independent parties to design the trial protocols, arrange for and monitor the clinical trials, collect data and analyze data. In addition, certain clinical trials for our products may be conducted by government-sponsored agencies and will be dependent on governmental participation and funding. Our dependence on independent parties and clinical sites involves risks including reduced control over the timing and other aspects of our clinical trials.

WE ARE EXPOSED TO PRODUCT LIABILITY, PRE-CLINICAL AND CLINICAL LIABILITY RISKS WHICH COULD PLACE A SUBSTANTIAL FINANCIAL BURDEN UPON US, SHOULD WE BE SUED, BECAUSE WE DO NOT CURRENTLY HAVE PRODUCT LIABILITY INSURANCE OR GENERAL INSURANCE COVERAGE.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical formulations and products. Such claims may be asserted against us. In addition, the use in our clinical trials of pharmaceutical formulations and products that our potential collaborators may develop and the subsequent sale of these formulations or products by us or our potential collaborators may cause us to bear a portion of or all product liability risks. A successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations.

Since we do not currently have any FDA-approved products or formulations, we do not currently have any product liability insurance covering commercialized products. We may not be able to obtain or maintain adequate product liability insurance on acceptable terms, if at all, or such insurance may not provide adequate coverage against our potential liabilities. Furthermore, our current and potential partners with whom we have collaborative agreements or our future licensees may not be willing to indemnify us against these types of liabilities and may not themselves be sufficiently insured or have sufficient liquidity to satisfy any product liability claims. Claims or losses in excess of any product liability insurance coverage that may be obtained by us could have a material adverse effect on our business, financial condition and results of operations.

In addition, we may be unable to obtain or to maintain clinical trial or directors and officers liability insurance on acceptable terms, if at all.  Any inability to obtain and/or maintain insurance coverage on acceptable terms could prevent or limit the commercialization of any products we develop.

IF USERS OF OUR PROPOSED PRODUCTS ARE UNABLE TO OBTAIN ADEQUATE REIMBURSEMENT FROM THIRD-PARTY PAYERS, OR IF NEW RESTRICTIVE LEGISLATION IS ADOPTED, MARKET ACCEPTANCE OF OUR PROPOSED PRODUCTS MAY BE LIMITED AND WE MAY NOT ACHIEVE REVENUES.

The continuing efforts of government and insurance companies, health maintenance organizations and other payers of healthcare costs to contain or reduce costs of health care may affect our future revenues and profitability, and the future revenues and profitability of our potential customers, suppliers and collaborative partners and the availability of capital. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the U.S., given recent federal and state government initiatives directed at lowering the total cost of health care, the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals and on the reform of the Medicare and Medicaid systems. While we cannot predict whether any such legislative or regulatory proposals will be adopted, the announcement or adoption of such proposals could materially harm our business, financial condition and results of operations.

Our ability to commercialize our proposed products will depend in part on the extent to which appropriate reimbursement levels for the cost of our proposed formulations and products and related treatments are obtained by governmental authorities, private health insurers and other organizations, such as HMOs. Third-party payers are increasingly challenging the prices charged for medical drugs and services. Also, the trend toward managed health care in the U.S. and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care services and drugs, as well as legislative proposals to reform health care or reduce government insurance programs, may all result in lower prices for or rejection of our products.

THERE ARE RISKS ASSOCIATED WITH OUR RELIANCE ON THIRD PARTIES FOR MARKETING, SALES AND DISTRIBUTION INFRASTRUCTURE AND CHANNELS.

We expect that we will be required to enter into agreements with commercial partners to engage in sales, marketing and distribution efforts around our products in development. We may be unable to establish or maintain third-party relationships on a commercially reasonable basis, if at all. In addition, these third parties may have similar or more established relationships with our competitors. If we do not enter into relationships with third parties for the sales and marketing of our proposed products, we will need to develop our own sales and marketing capabilities.

We may be unable to engage qualified distributors. Even if engaged, these distributors may:

        •     fail to satisfy financial or contractual obligations to us;
        •     fail to adequately market our products;
        •     cease operations with little or no notice to us; or
        •     offer, design, manufacture or promote competing formulations or products.

If we fail to develop sales, marketing and distribution channels, we would experience delays in generating sales and incur increased costs, which would harm our financial results.

WE WILL BE SUBJECT TO RISKS IF WE SEEK TO DEVELOP OUR OWN SALES FORCE.

If we choose at some point to develop our own sales and marketing capability, our experience in developing a fully integrated commercial organization is limited. If we choose to establish a fully integrated commercial organization, we will likely incur substantial expenses in developing, training and managing such an organization. We may be unable to build a fully integrated commercial organization on a cost effective basis, or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, we will compete with many other companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete against these other companies. We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all.

IF WE ARE UNABLE TO CONVINCE PHYSICIANS AS TO THE BENEFITS OF OUR PROPOSED PRODUCTS, WE MAY INCUR DELAYS OR ADDITIONAL EXPENSE IN OUR ATTEMPT TO ESTABLISH MARKET ACCEPTANCE.

Broad use of our proposed products may require physicians to be informed regarding our proposed products and the intended benefits Inability to carry out this physician education process may adversely affect market acceptance of our proposed products. We may be unable to timely educate physicians regarding our proposed products in sufficient numbers to achieve our marketing plans or to achieve product acceptance. Any delay in physician education may materially delay or reduce demand for our products. In addition, we may expend significant funds toward physician education before any acceptance or demand for our proposed products is created, if at all.

RISKS RELATED TO OUR INDUSTRY

WE WILL NEED REGULATORY APPROVALS TO COMMERCIALIZE OUR PRODUCTS.

We are required to obtain approval from the FDA in order to sell our products in the U.S. and from foreign regulatory authorities in order to sell our products in other countries. The FDA’s review and approval process is lengthy, expensive and uncertain. Extensive pre-clinical and clinical data and supporting information must be submitted to the FDA for each indication for each product candidate in order to secure FDA approval. Before receiving FDA clearance to market our proposed products, we will have to demonstrate that our products are safe and effective on the patient population and for the diseases that are to be treated. Clinical trials, manufacturing and marketing of drugs are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution and promotion of drugs and medical devices. As a result, regulatory approvals can take a number of years or longer to accomplish and require the expenditure of substantial financial, managerial and other resources. The FDA could reject an application or require us to conduct additional clinical or other studies as part of the regulatory review process. Delays in obtaining or failure to obtain FDA approvals would prevent or delay the commercialization of our product candidates, which would prevent, defer or decrease our receipt of revenues. In addition, if we receive initial regulatory approval, our product candidates will be subject to extensive and rigorous ongoing domestic and foreign government regulation.

DATA OBTAINED FROM CLINICAL TRIALS ARE SUSCEPTIBLE TO VARYING INTERPRETATIONS, WHICH COULD DELAY, LIMIT OR PREVENT REGULATORY CLEARANCES.

Data already obtained, or in the future obtained, from pre-clinical studies and clinical trials do not necessarily predict the results that will be obtained from later pre-clinical studies and clinical trials. Moreover, pre-clinical and clinical data is susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and effectiveness of a proposed formulation or product under development could delay or prevent regulatory clearance of the potential drug, resulting in delays to commercialization, and could materially harm our business. Our clinical trials may not demonstrate sufficient levels of safety and efficacy necessary to obtain the requisite regulatory approvals for our drugs, and thus our proposed drugs may not be approved for marketing.

OUR COMPETITIVE POSITION DEPENDS ON PROTECTION OF OUR INTELLECTUAL PROPERTY.

Development and protection of our intellectual property are critical to our business. All of our intellectual property, patented or otherwise, has been invented and/or developed by employees of our CEO, David Platt.  If we do not adequately protect our intellectual property, competitors may be able to practice our technologies. Our success depends in part on our ability to obtain patent protection for our products or processes in the U.S. and other countries, protect trade secrets, and prevent others from infringing on our proprietary rights.

Since patent applications in the U.S. are maintained in secrecy for at least portions of their pendency periods (published on U.S. patent issuance or, if earlier, 18 months from earliest filing date for most applications) and since other publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we are the first to make the inventions to be covered by our patent applications. The patent position of biopharmaceutical firms generally is highly uncertain and involves complex legal and factual questions. The U.S. Patent and Trademark Office has not established a consistent policy regarding the breadth of claims that it will allow in biotechnology patents.

Some or all of our patent applications may not issue as patents or the claims of any issued patents may not afford meaningful protection for our technologies or products. In addition, patents issued to us or our licensors may be challenged and subsequently narrowed, invalidated or circumvented. Patent litigation is widespread in the biotechnology industry and could harm our business. Litigation might be necessary to protect our patent position or to determine the scope and validity of third-party proprietary rights, and we may not have the required resources to pursue such litigation or to protect our patent rights.

Although we will require our scientific and technical employees and consultants to enter into broad assignment of inventions agreements, and all of our employees, consultants and corporate partners with access to proprietary information to enter into confidentiality agreements, these agreements may not be honored.  Currently, we do not have any scientific or technical employees.  We have consultants and a network of uniquely experienced researchers, clinicians and drug developers, none of whom have signed or been asked to sign any agreements.

PRODUCTS WE DEVELOP COULD BE SUBJECT TO INFRINGEMENT CLAIMS ASSERTED BY OTHERS.

We cannot assure that products based on our patents or intellectual property that we license from others will not be challenged by a third party claiming infringement of its proprietary rights. If we were not able to successfully defend our patents or licensed rights, we may have to pay substantial damages, possibly including treble damages, for past infringement.

WE FACE INTENSE COMPETITION IN THE BIOTECHNOLOGY AND PHARMACEUTICAL INDUSTRIES.

The biotechnology and pharmaceutical industries are intensely competitive. We face direct competition from U.S. and foreign companies focusing on pharmaceutical products, which are rapidly evolving. Our competitors include major multinational pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions. Many of these competitors have greater financial and other resources, larger research and development staffs and more effective marketing and manufacturing organizations, than we do. In addition, academic and government institutions are increasingly likely to enter into exclusive licensing agreements with commercial enterprises, including our competitors, to market commercial products based on technology developed at such institutions. Our competitors may succeed in developing or licensing technologies and products that are more effective or less costly than ours, or succeed in obtaining FDA or other regulatory approvals for product candidates before we do. Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors’ financial, marketing, manufacturing and other resources.

THE MARKET FOR OUR PROPOSED PRODUCTS IS RAPIDLY CHANGING AND COMPETITIVE, AND NEW DRUGS AND NEW TREATMENTS WHICH MAY BE DEVELOPED BY OTHERS COULD IMPAIR OUR ABILITY TO MAINTAIN AND GROW OUR BUSINESS AND REMAIN COMPETITIVE.

The pharmaceutical and biotechnology industries are subject to rapid and substantial technological change. Developments by others may render our proposed products noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase.

As a pre-revenue company engaged in the development of drug technologies, our resources are limited and we may experience technical challenges inherent in such technologies. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competition. Some of these technologies may have an entirely different approach or means of accomplishing similar therapeutic effects compared to our proposed products. Our competitors may develop drugs that are safer, more effective or less costly than our proposed products and, therefore, present a serious competitive threat to us.

The potential widespread acceptance of therapies that are alternatives to ours may limit market acceptance of our proposed products, even if commercialized. Many of our targeted diseases and conditions can also be treated by other medication. These treatments may be widely accepted in medical communities and have a longer history of use. The established use of these competitive drugs may limit the potential for our technologies, formulations and products to receive widespread acceptance if commercialized.

HEALTH CARE COST CONTAINMENT INITIATIVES AND THE GROWTH OF MANAGED CARE MAY LIMIT OUR RETURNS.

Our ability to commercialize our products successfully may be affected by the ongoing efforts of governmental and third-party payers to contain the cost of health care. These entities are challenging prices of health care products and services, denying or limiting coverage and reimbursement amounts for new therapeutic products, and for FDA-approved products considered experimental or investigational, or which are used for disease indications without FDA marketing approval.

Even if we succeed in bringing any products to the market, they may not be considered cost-effective and third-party reimbursement might not be available or sufficient. If adequate third-party coverage is not available, we may not be able to maintain price levels sufficient to realize an appropriate return on our investment in research and product development. In addition, legislation and regulations affecting the pricing of pharmaceuticals may change in ways adverse to us before or after any of our proposed products are approved for marketing.

RISKS RELATING TO OUR SECURITIES

THE LACK OF A BROKER OR DEALER TO CREATE OR MAINTAIN A MARKET IN OUR STOCK COULD ADVERSELY IMPACT THE PRICE AND LIQUIDITY OF OUR SECURITIES.

We have no agreement with any broker or dealer to act as a market maker for our securities and as a result, we may not be successful in obtaining any market makers. Thus, no broker or dealer will have an incentive to make a market for our stock. The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate information about, and/or quotations as to the price of, our securities.

STOCK PRICES FOR PHARMACEUTICAL AND BIOTECHNOLOGY COMPANIES ARE VOLATILE.

The market price for securities of pharmaceutical and biotechnology companies historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. Fluctuations in the trading price or liquidity of our common stock may adversely affect, among other things, the interest in our stock by purchasers on the open market and our ability to raise capital.

WE LACK A MARKET FOR OUR COMMON STOCK, WHICH MAKES OUR SECURITIES VERY SPECULATIVE.

We currently lack a market for the Company’s common stock. Because of this, it is hard to determine exactly how much our securities are worth. As a result of the lack of market, it is hard to judge how much the securities you may purchase as a result of this Prospectus are worth and it is possible that they will become worthless.

WE HAVE NOT PAID ANY CASH DIVIDENDS IN THE PAST AND HAVE NO PLANS TO ISSUE CASH DIVIDENDS IN THE FUTURE, WHICH COULD CAUSE THE VALUE OF OUR COMMON STOCK TO HAVE A LOWER VALUE THAN OTHER SIMILAR COMPANIES WHICH DO PAY CASH DIVIDENDS.

We have not paid any cash dividends on our common stock to date and do not anticipate any cash dividends being paid to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion. As we have no plans to issue cash dividends in the future, our common stock could be less desirable to other investors and as a result, the value of our common stock may decline, or fail to reach the valuations of other similarly situated companies who have historically paid cash dividends in the past.

IF THERE IS A MARKET FOR OUR COMMON STOCK, OUR STOCK PRICE MAY BE VOLATILE.

If there's a market for our common stock, we anticipate that such market would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	increased competition; and
(4)	conditions and trends in the pharmaceutical industry and/or the market for Avanyx Therapeutics pharmaceutical products in general.

Further, if our common stock is traded on the over the counter bulletin board, as is our intention, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

If our common stock is quoted on the OTC Bulletin Board, it will be subject to the requirements of Rule 15(g)-9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains a number of “forward-looking statements”.  Specifically, all statements other than statements of historical facts included in this prospectus regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management at the time these statements were made, as well as assumptions made by and information currently available to management. When used in this prospectus and the documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “will,” “continue” and “intend,” and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements. These statements reflect our current view with respect to future events and are subject to risks, uncertainties and assumptions related to various factors.

You should understand that the following important factors, in addition to those discussed in our periodic reports to be filed with the SEC under the Exchange Act, could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements:

•	We may be unable to raise the capital we will need to maintain operations and fulfill our business objectives.

•	We are subject to extensive and costly regulation by the FDA, which must approve our product candidates in development and could restrict the sales and marketing of such products in development.

•	We may be unable to achieve commercial viability and acceptance of our proposed products.

•	We may be unable to improve upon, protect and/or enforce our intellectual property.

•	We may be unable to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates.

•	We are subject to significant competition.

•
As a public company, we must implement additional and expensive finance and accounting systems, procedures and controls as we grow our business and organization to satisfy new reporting requirements, which will increase our costs and require additional management resources.

Although we believe that our expectations are reasonable, we cannot assure you that those expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus and the documents incorporated by reference herein as anticipated, believed, estimated, expected or intended.

Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason.  All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers on a no minimum, 15,000,000 share maximum offering basis.  Selling all of the shares in the offering could result in $15,000,000 gross proceeds and estimated net proceeds of approximately $14,930,000.  We intend to use the proceeds from this offering for the further development, testing and approval of IPOXYN™ .  More specifically, and consistent with FDA requirements, we intend to use the proceeds from this offering to manufacture IPOXYN™ under Good Manufacturing Practice (GMP) through contract manufacturing in appropriate facilities overseen by us, and to conduct animal pharmacokinetic and toxicity testing in rats and dogs for at least 28 days, with histopathology testing to screen for the distribution of IPOXYN™ in the animals’ livers, hearts, kidneys and other organs.  The GMP and the animal toxicity tests are combined for a full submission to the FDA and become part of the Investigational New Drug (IND) and/or investigational new animal drug (INAD) applications.  We also intend to use the proceeds from this offering to build a management team and for general corporate purposes and working capital.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Our board of directors, executive officers and key employees are as follows:

Name	Age as of June 30, 2010	Position
David Platt, Ph.D.	56	Chief Executive Officer, Chief Financial Officer, President, Treasurer and Chairman
Dale H. Conaway, D.V.M.	55	Director
Rom E. Eliaz	38	Director
Carl L. Lueders	60	Director

David Platt, Ph.D. is our Chief Executive Officer, Chief Financial Officer, President, Treasurer and Chairman.  From 2001 to February 2009, Dr. Platt was Chief Executive Officer and Chairman of the Board of Directors of Pro-Pharmaceuticals, Inc., a public company with shares traded on the OTCBB that he co-founded and for which he was the co-developer of their core technology.  From 1995 to 2000, Dr. Platt was Chief Executive Officer and Chairman of the Board of Directors of SafeScience Inc., a company he founded. From 1992 to 1995, Dr. Platt was the Chief Executive Officer, Chairman of the Board and a founder of International Gene Group, Inc., the predecessor company to SafeScience. Dr. Platt received a Ph.D. in Chemistry in 1988 from Hebrew University in Jerusalem. In 1989, Dr. Platt was a research fellow at the Weizmann Institute of Science, Rehovot, Israel, and from 1989 to 1991, was a research fellow at the Michigan Foundation (re-named Barbara Ann Karmanos Institute). From 1991 to 1992, Dr. Platt was a research scientist with the Department of Internal Medicine at the University of Michigan. Dr. Platt has published peer-reviewed articles and holds many patents, primarily in the field of carbohydrate chemistry.

Dale H. Conaway, D.V.M., a Director of the Company since September 2009, is the Chief Veterinary Medical Officer for the Office of Research Oversight, an office within the Veterans Health Administration under the U.S. Department of Veterans Affairs. From 2001 to 2006, Dr. Conaway was the Deputy Regional Director (Southern Region). From 1998 to 2001, Dr. Conaway served as Manager of the Equine Drug Testing and Animal Disease Surveillance Laboratories for the Michigan Department of Agriculture. From 1994 to 1998, he was Regulatory Affairs Manager for the Michigan Department of Public Health Vaccine Production Division. Dr. Conaway received a D.V.M. degree from Tuskegee Institute and an M.S. degree in pathology from the College of Veterinary Medicine at Michigan State University.  Mr. Conaway also serves on the Board of Directors of Pro-Pharmaceuticals.

Dr. Rom E. Eliaz, Ph.D., MBA, a Director of the Company since September 2009, has been a President and CEO of JJ Pharma Inc. since September 2009. He has also been CEO and Managing Director, Elrom Ventures Corp. since May 2007 and a strategic partner in The Colmen Group since June 2009.  From January 2007 to October 2007 Dr. Eliaz was a Senior Director of Development at, Intradigm Corp. From March 2004 to December 2006 Dr. Eliaz was a Director of Development, Pfizer Inc., (Rinat Neuroscience)

Carl L. Lueders, a Director of the Company since September 2009, has a broad range of experience in finance, operations, short- and long-term planning, forecasting, performance measurement, SEC reporting, and controls. He is currently Chief Financial Officer (CFO) for Micronetics, Inc. a manufacturer of microwave and radio frequency products for commercial wireless, defense and aerospace products.  Prior to that he was CFO for Pro-Pharmaceuticals and before that CFO for R.F. Morse & Son, a privately held agri-based company. Prior to that Mr. Lueders spent 22 years with publicly held Polaroid in various finance positions, including Vice President and Controller, Treasurer and acting Chief Financial Officer. Mr. Lueders is a CPA and received his B.A. in Economics from the University of Massachusetts at Amherst and his M.B.A. from Babson College.

Our Directors are elected annually and each holds office until the annual meeting of the shareholders of the Company and until their respective successors are elected and qualified. Our officers, including any officers we may elect moving forward, will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. In the event we employ any additional officers or directors of the Company, they may receive compensation as determined by the Company from time to time by vote of the Board of Directors. Vacancies in the Board will be filled by majority vote of the remaining directors or in the event that our sole Director vacates his position, by our majority shareholders. Our Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors.

Employment Agreement

There are not currently any employment agreements between the Company and any of its officers or directors.

Change in Control and Severance Payments

Currently, none of our executive officers is entitled to receive any payments upon a change in control or termination of employment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock both prior to the this offering as of the date of this filing and on an as adjusted basis after giving effect to the issuance of the shares in this offering, (i) by each person known to be the beneficial owner of 5% or more of the outstanding shares of common stock, (ii) the Chief Executive Officer and each named executive officer listed in the Summary Compensation Table disclosed herein, (iii) our directors and (iv) all executive officers and directors of us as a group.

Name and Address	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Percentage of Common Stock Owned	Number of Shares of Common Stock Beneficially Owned After the Offering	Percentage of Common Stock Owned
Officers and Directors
David Platt, Ph.D. Chief Executive Officer, Chief Financial Officer, President, Treasurer and Chairman 12 Appleton Circle Newton, Massachusetts 02459	8,000,000	79.8%(1)	8,000,000	32.0%(2)

All officers and directors as a group (5 persons)	8,000,000	79.8%(1)	8,000,000	32.0%(2)
5% Holders
None.

Offer Binder Via Armand Fedeli 121 Perugia PG 06132 Italy	2,000,000	19.94%(1)	2,000,000	8.0%(2)

(1)	Based on 10,031,236 shares of common stock issued and outstanding prior to this offering.

(2)	Assumes the issuance and sale of all 15,000,000 million shares of common stock in this offering.

DESCRIPTION OF BUSINESS

Organizational History

Avanyx Therapeutics, Inc. was formed as a Delaware corporation (the “Company,” “we,” and “us”) on August 24, 2009.

Business Operations

Our primary business is the development, manufacture and marketing of therapeutic drugs with a focus on glyco-pathology, a specialized field involving understanding the importance of carbohydrates in biochemistry and progression of diseases.  We have developed as our initial product IPOXYN™, a glcyo-protein based therapeutic agent using proprietary processes and patented technology. Our IPOXYN™ anti-hypoxia drug consists of a stabilized glycoprotein composition containing oxygen-rechargeable iron, targeting both human and animal tissues and organ systems deprived of oxygen and in need of metabolic support.

We have unrestricted access, subject only to adequate funding, to both sufficient raw materials at commodity pricing and processing facilities to produce sufficient quantities of IPOXYN™ to complete pre-clinical pharmacokinetic, safety and efficacy studies in support of an investigative new drug (“IND”) filing in the United States and Europe in 2011.  The primary raw material for IPOXYN™ is extracted from controlled sourced bovine blood which can be obtained from multiple sources at commodity prices.  There are numerous facilities capable of processing source verified red blood cell extract.  We expect to put in place agreements for obtaining and processing these materials upon funding.

In addition to potential uses for human patients, we also intend to file a registration for IPOXYN™ for veterinary applications.  We are unaware of any drug currently on the market for animals that can deliver oxygen, and there is only limited “blood banking” for animals despite a constant need. IPOXYN™ can serve as the only available oxygen delivery mechanism for animals suffering ischemia or traumatic and surgical blood loss events.

We hope to be able to commence marketing IPOXYN™ for veterinary applications, which we view as a potentially lucrative market, in 2012 in various locations around the world. We estimate that there are at least 15,000 small animal veterinary practices in the United States, another 4,000 mixed animal practices treating small and large animals in the United States and approximately 22,000 small animal practices in Europe. We believe that the average veterinary practice treats only a small percentage of canine anemia cases with red blood cell transfusion. The remaining animals receive either cage rest or treatment such as fluid administration, iron supplements, nutritional supplements or inspired oxygen. The FDA Center for Veterinary Medicine approved a bio similar product to IPOXYN™ named Oxyglobin in 1998 and the European Commission approved Oxyglobin in 1999, in both cases for the treatment of canine anemia, regardless of the cause of the anemia. Based upon the prior, limited efforts of the now bankrupt third party that developed Oxyglobin, we believe that the potential veterinary market for IPOXYN™ in the United States alone could exceed $250,000,000 annually within a few years after introduction.

Our pharmaceutical agents are intended for intravenous administration into the circulatory system to target acute and late stage diseases that, we believe, have a great unmet medical need.  Hypoxia conditions, which we intend to treat with IPOXYN™, result from a lack of oxygen supply to living cells.  Hypoxia will lead to ischemia, inflammation and the death of living cells.  Ischemia is a restriction in blood supply, generally due to factors in the blood vessels, with resultant damage or dysfunction of tissue.  Diabetic foot ulcer, which occurs in 15% of patients with diabetes and precedes more than 80% of all lower leg amputations, is one of the major complications of diabetes mellitus. Two major risk factors that cause diabetic foot ulcer are diabetic neuropathy and micro/macro ischemia.  Increases in mortality among diabetic patients observed over the past 20 years are considered to be due to the development of macro and micro vascular complications including the failure of the wound healing process.  A failure of effective treatment of wounds in this population can often lead to infection, tissue death and amputation of the lower leg and foot as the only treatment option.  We believe that IPOXYN™ represents a potentially effective treatment.

Our Strengths and Strategies.

Leverage extensive regulatory expertise. Dr. Platt, a PhD. chemical engineer, has approximately 20 years experience in the development of therapeutic drugs and holds many patents.  He has been substantially involved in the FDA approval process for a number of drugs, and we anticipate that his expertise shall be crucial as we develop our drugs through the trial and approval process.

Focus on novel therapeutic opportunities provided by carbohydrates. We believe our company is one of the pioneers focused on development of carbohydrate-based anti hypoxia therapeutic. As a result of their structural complexity, carbohydrates have not received as much scientific attention as nucleic acids and proteins. Carbohydrate molecules, which are essential to the transmission and recognition of cellular information, have been shown to play an important role in major diseases including cancer, cardiovascular disease, Alzheimer’s disease, inflammatory disease and viral infections. We believe this offers a largely untapped area for treatment by utilizing hemoglobin as modified by carbohydrate chemistry to deliver oxygen to cells in a hypoxic condition.

Scientific Overview - Hypoxia

Hypoxic conditions are detrimental to maintaining normal functionality in all living tissues. In mammals, red blood cells (RBCs) deliver oxygen throughout the body using hemoglobin, a protein responsible for carrying and releasing oxygen to the body's tissues. Under normal conditions, approximately 98% of oxygen is delivered by hemoglobin in the RBCs, while less than two percent is dissolved in the plasma, the fluid part of the blood.

As the heart pumps blood, RBCs take up oxygen in the lungs and carry it to various parts of the body. Blood travels through progressively smaller blood vessels to the capillaries, some of which are so narrow that RBCs can only pass through them in single file. Most of the oxygen release occurs in the capillaries. Oxygen depleted RBCs return to the lungs to be reloaded. Adequate blood flow, pressure and RBC counts are crucial to this process. Hypoxia, or oxygen deprivation, even for several minutes, can result in cell damage, organ dysfunction and, if prolonged, death.

The causes of inadequate tissue oxygenation generally can be classified into three major categories:

Ischemia -- inadequate RBC flow for tissue oxygenation. Ischemia may be caused by obstructed or constricted blood vessels and can lead to stroke, heart attack or other organ or tissue dysfunction.

Cardiopulmonary failure -- impaired function of the heart or lungs.  Cardiopulmonary failure may be caused by the inability of the heart to pump sufficient quantities of blood to meet the needs of the tissues or the failure of the lungs to oxygenate blood adequately.

Anemia -- insufficient RBCs in circulation. This condition can be caused by chronic disorders affecting RBCs functionality or production like chemotherapy and radiation for treatment of cancer, or blood born diseases like bone marrow diseases. Anemia may be also caused by acute blood loss from accidental injury or surgery.

The standard therapy for acute anemia resulting from blood loss is infusion of RBCs mainly from supplies of donated blood. For prophylactic or long term treatment of anticipated or chronic anemia, medications that stimulate the creation of new RBCs are frequently used.

Presently, there is no substitute for human blood to deliver oxygen to the body; and transfusions involve certain risks and limitations.  Despite the effort by blood banks around the world to screen the blood supply for HIV, hepatitis and other blood borne diseases, there is a continuing risk of an unsafe blood supply in many parts of the world; donated blood continues to carry the risk of disease transmission.

Blood compatibility and handling and storage requirements and limitations, limit the use of RBCs transfusions to hospital environment only. Shortages of certain types of blood thus occur due to seasonal factors or disasters. Since RBCs’ oxygen-delivering capacity breaks down with storage (approximately 75% capacity remains after eight days of storage) their shelf-life is less than 42 days, limiting the ability for significant stockpiles of RBCs. In addition, for ischemic conditions due to constricted blood vessels where normal passage of RBCs is restricted or due to impaired heart or lung function, RBCs transfusions are generally not effective.

IPOXYN™

IPOXYN™ is designed for delivery as an intravenous solution, with the expectation that it can reverse an inadequate supply of oxygen and support various metabolic functions in the body in a manner and with effects similar to those resulting from the infusion of RBCs - but without the limitations of compatibility, availability, short shelf life, volume and logistical challenges commonly associated with transfusions of whole blood.  Other intravenous fluids commonly used in emergency trauma to restore blood volume, such as Ringer’s lactate or saline, are not designed to and do not effectively carry oxygen.  We have not conducted any clinical trials to confirm the efficacy of, or filed any applications with the FDA with respect to, IPOXYN™.  IPOXYN™ will not be ready for commercialization until these steps are completed.

We are planning to introduce this product in clinical trials for hypoxic medical conditions. Hypoxia promotes resistance to conventional treatments, as well as treatments for other diseases. IPOXYN™ has the potential to greatly improve survival of patients in multiple indications in which hypoxia is a factor.  Hypoxia is condition in which cells lack sufficient oxygen supply to support metabolic function.  It is widely known through research that lack of oxygen will result in a cascade of biochemical reactions which promote resistance to many helpful therapeutic substances and which interfere with the body’s own repair mechanisms. Antibiotices for the treatment of infection are less effective when hypoxic conditions are involved. Similarly, hypoxic cancer cells are resistant to chemotherapy treatments; most chemotherapy drugs rely on rapid cell division which requires normal oxygenation of cells, but in a hypoxic condition, cells divide slowly and therefore resist many chemotherapy treatments.

Another unmet clinical need is in various acute ischemic conditions, where hypoxia can develop from a local restriction of constrained blood vessels, or poor and compromised flow which leads to insufficient supply of oxygen by otherwise well-oxygenated and distributed RBCs, e.g. cerebral ischemia, ischemic heart disease and intrauterine hypoxia which is an unchallenged cause of perinatal death. In these cases IPOXYN™, as a rechargeable soluble oxygen delivery agent, may not be restrained whereas well-oxygenated RBCs may be prevented from flow and delivery of oxygen.  This is so because RBCs are large biological structures compared to the size of IPOXYN™, which is a modified single-protein function oxygen carrier.  In ischemic and hypoxic conditions, RBCs may not be able to penetrate the small vessels which have lost their integrity to support RBC distribution and thus oxygen availability. Due to its small molecular size, IPOXYN™ can carry and distribute oxygen widely without risk of clot formation and flow stoppage.

In veterinary medicine applications, IPOXYN™ will be used as an oxygen delivery agent similar to a blood substitute for ischemia and trauma, as well as for blood loss during surgery.

Status of development of IPOXYN™

We are still in the process of developing IPOXYN™ and have not performed any pre-clinical studies, conducted clinical trials or filed any applications with the FDA with respect to IPOXYN™.

Competitive Products

Many biotechnology and pharmaceutical companies are developing new technologies for the treatment of hypoxia and other diseases.  The standard therapy for reversing hypoxia due to acute blood loss may be blood infusion, RBCs or hyperbaric oxygen. Hyperbaric medicine, also known as hyperbaric oxygen therapy (HBOT), is the medical terminology for using oxygen at a level higher than atmospheric pressure. There are many conditions being treated using this approach including acute blood loss (Hart GB, Lennon PA, Strauss MB. (1987) "Hyperbaric oxygen in exceptional acute blood-loss anemia". J. Hyperbaric Med 2 (4): 205–210). In the United States, HBOT is recognized as a reimbursable treatment for 14 "approved" conditions and an HBOT session can cost anywhere from $200 in private clinics, to over $1,000 in hospitals.  The sessions require the use of a heavy chamber. The most common intervention in hypoxic patients is RBC transfusion. The need for intervention to reduce hypoxia can also be affected by medical conditions such as ischemia or cardiopulmonary failure, claudication (cramping caused by blocked arteries in the leg), poor perfusion and other indications, where a combination of below optimal flow and capacity are compromising oxygen delivery.

When compared to RBC transfusion we believe IPOXYN™ has the following advantages:

●	Availability: ready available, with an over two year shelf-life, much longer than the 2 weeks for RBCs and easier to perfuse.

●	Stability: stored at room temperature for months while maintaining its full capacity for oxygen delivery and release and logistical convenience

●	Sterile: when manufactured and processed consistently through good manufacturing practices, free of infectious agents and unnecessary elements.

●	Compatibility: safe for all in a wide range of conditions and does not require pre-infusion typing or testing for compatibility.

●
Critical care: IPOXYN™ can be safely applied outside the hospital to treat prevent ischemic conditions in cases like shock and trauma, heart attack or stroke where low flow or suspended local flow are disrupted.  A readily available infusion package makes it a straightforward tool for emergency medical teams to use on site and save a patient’s life, where time is of the essence for survival.

●
Molecular structure: Chemically IPOXYN™ features a small molecular size compared to RBCs, so it possesses better flow characteristics and circumvents constricted vessels that restricts flow of RBCs and thus the supply of oxygen to tissues and organs.

●	Oxygenation: Due to its high solubility, it has high capacity and faster exchange of oxygen in tissues, as well as facilitating the release of oxygen from RBCs for overall unparallel efficiency.

For chronic anemia situations, erythropoietin based formulations are available from two suppliers. Erythropoietin stimulates the erythropoietic system in the bone marrow to produce its own RBCs. These products are slow acting, and only administered in anticipation of blood loss during surgery, and are not effective for temporary use or in emergency situations when acute blood lost requires RBCs infusion to deliver oxygen.

The fields of treatment of oxygen deprived states have been approached in many ways for the past 70 years. These include such techniques at high oxygen concentration, hyperbaric chambers, and well as the more mechanical approaches of vessel dilation and blood thinning.  All have met with minor measures of improvement. In the early 1980’s a number of companies focused on creating specific oxygen carriers that were either (a) blood derived elements, (b) synthetics consisting of Perfluro chemicals or (c) elements created using recombinant and molecular engineering approach (red cell modifiers).  Companies including Baxter, Abbot, and Biopure, for example, used the blood derived approach, Green Cross, Alliance Pharmaceuticals and Synthetic blood focused on synthetics, and Somatogen and Allos Therapeutics tried recombinant and molecular engineering.  All of these approaches were early attempts to meet a need whose main focus has been on a “blood substitute”. Our approach is fundamentally different. Instead of a blood substitute, we are offering a new chemical entity that will deliver oxygen to hypoxic cells.

We expect IPOXYN™ to compete with traditional therapies and with other oxygen delivery pharmaceuticals.  Some of our competitors and potential competitors may have greater financial and other resources to develop, manufacture and market their products. We believe the most immediate competition comes from companies currently conducting clinical trials of investigational hemoglobin solutions. Privately held Sangart Inc. uses hemoglobin extracted from human red blood cells as the raw material for its products. Sangart reports that it has completed a 90-patient clinical safety trial in Sweden in patients undergoing hip replacement and is conducting a single-center Phase 2 safety trial in the U.S. in cancer patients undergoing radical prostatectomies. It appears that a privately held company may begin a Phase 2 trial of a human-derived hemoglobin solution in the U.S. for treatment of cardiogenic shock.

We are aware of other companies researching the use of hemoglobin as a therapeutic, including programs in China and Japan. We believe that these programs are in the preclinical stage of development, although China’s government-funded initiative may enter clinical testing as early as this year.  In the field of perfluorocarbons, publicly traded Synthetic Blood International Inc. has recently completed an open-label, proof-of-concept Phase 2a clinical trial in eight patients with traumatic brain injury. Alliance Pharmaceutical Corporation has received regulatory authorization in France to initiate a Phase 2 clinical trial to prevent post-operative ileus resulting from hypoxia during major surgery. We believe that the Russian open joint-stock company Scientific and Production Firm “Perftoran” has received regulatory approval to market its perfluorocarbon in Russia, Ukraine, Kazakhstan and Mexico.  In 2009 a company called OPK Biotech bought certain assets of now defunct Biopure Corporation and continues to develop Hemopure for human use and Oxyglobin for veterinary use; neither product is currently being sold.   In the area of cardiovascular we expect competition from medical devices and drugs on the market or currently under development. For example, privately held KAI Pharmaceuticals Inc. has reported the completion of a Phase 1/2 clinical trial of its protein kinase C (PKC) inhibitor to reduce ischemia and reperfusion injury during treatment of acute myocardial infarction.  We believe that our use of bovine red blood cells for the production of IPOXYN™ is an advantage over products made from donated human red blood cells stored for a long period of time and other competitive approaches because of the availability, abundance, ability to control source, cost and relative safety of bovine red blood cells.

Marketing

We believe IPOXYN™ is a safe and effective intervention for reversing acute hypoxia, fulfilling an unmet clinical need; and that IPOXYN™ can alleviate acute deficiency of oxygen and avert further life threatening complications and muscle and tissue death which can result from a sustained deficiency of oxygen.  Our belief about the safety and efficacy of IPOXYN™ is based on preliminary GLP testing of a material bio-similar to IPOXYN™, where it was found that such bio-similar formulation had no material toxicity on a small group of animals.  We understand that this testing of GLP produced bio-similar materials or, for that matter, pre clinical testing, will not necessarily predict levels of toxicity and efficacy in humans.  However, if clinical trials ultimately support this belief, in many clinical situations IPOXYN™ could become a significant new management tool to moderate the inconsistencies of RBC transfusion and become the treatment of choice in critical situations when RBCs are not immediately available.

In addition to the expansive and broad application development in the field of human medical management, we envision a sizable market in the veterinary field and expect to make a registration filing for this market as soon as we can complete pre-clinical safety and efficacy studies. Pre-clinical safety and efficacy studies under Good Manufacturing Practices have not yet been initiated by the Company.

Preliminary data from animal testing conducted by third parties suggests successful use of IPOXYN™ in hypoxia and critical anemic situations, where hypoxic conditions were critical to animal survival. Early experiments with dogs suggest intervention with IPOXYN™ will significantly improved survival in induced canine anemia models. This veterinary treatment of canine anemia will be our first target for seeking early regulatory approval in the European Union. As there is substantial commonality between the metabolic functions of humans and other mammals, animal testing becomes a starting point for many clinical development programs that can directly translate into clinical development programs for humans.  The third party testing described here was conducted by a company that developed a bio-similar product to IPOXYN™.  Testing included repeated intravenous infusions of the product in dogs that was reported in well documented literature and regulatory filings, and the testing did not result in reported mortality/morbidity of the subject animals. Reports concerning anemic dogs infused with the bio-similar product showed increased plasma hemoglobin levels resulting in an increase of the oxygen carrying capacity of the treated animals.  We have no agreements with the third party that conducted these toxicity tests, or its successors.

We intend to engage a medical advisory board consisting of leading physicians who have participated in relevant clinical studies and who are leaders in the field as well as and other physician-specialists that will guide us in other indications. We do not currently have agreements with any potential candidates for such board.  We may seek to enter into licensing or co-marketing agreements for parts or all of the world in order to avail the Company of the marketing expertise of one or more seasoned pharmaceutical companies. Alternatively, we could also engage "contract" sales organizations from vendors, contract pharmaceutical companies that supply sales services.

Similarly in the veterinary market, we can engage wholesale distributors on national or regional levels. Marketing programs may include web based advertising, direct mail, educational seminars, conference calls and attendance at trade shows. We may establish a core group of veterinary practices that will start to use the product regularly. These veterinarians can serve as effective advocates of the product when interacting with other veterinarians.

Subsidiaries

We currently have no subsidiaries.

Employees

Other than Dr. Platt, we currently have no full-time employees.  Dr. Platt does not have an employment agreement with the Company.

Facilities

We do not currently lease or own any properties.

Manufacturing

We expect to have access to a pilot-scale manufacturing facility with adequate capacity to produce IPOXYN™ for clinical trials and market introduction following European Medicines Evaluation Agency (EMEA) / FDA approval, but no agreement for such access is currently in place. We intend to only utilize manufacturing facilities that we believe are fully compliant with Good Manufacturing Practices (GMP) as required by the regulatory authorities in Europe or the United States.

Dependence on One or a Few Major Customers

We currently have no customers.

Patents, Trademarks and Licenses

Patents, trademarks, trade secrets, technological know-how and other proprietary rights are important to our business.

Our proprietary technologies embodied in IPOXYN™ include claims under patent number 6,245,316 (Enhancement of Delivery of Radioimaging and Radioprotective Agents) which expires in 2018, and a provisional patent relating to a Hybrid Hemoglobin Molecule and Methods of Use, Application No. 61/285,281, both of which were assigned to the Company by our CEO.

Our CEO also has assigned the trademarks IPOXYN™ (U.S. Trademark Application No. 77754473) and Avanyx Therapeutics™ (U.S. Trademark Application No. 77806120) to the Company.

It is not economically practicable to determine in advance whether our products, product components, manufacturing processes or the uses infringe the patent rights of others. It is likely that, from time to time, we will receive notices from others of claims or potential claims of intellectual property infringement or we may be called upon to defend a customer, vendee or licensee against such third-party claims. Responding to these kinds of claims, regardless of merit, could consume valuable time, result in costly litigation or cause delays, all of which could harm our business.

Responding to these claims could also require us to enter into royalty or licensing agreements with third parties claiming infringement. Such royalty or licensing agreements, if available, may not be available on terms acceptable to us.

Government Regulation

New drug or biological drug approval for clinical use requires extensive research, manufacturing, pre-clinical and clinical studies, packaging, labeling, advertising, promotion, export and marketing, among other things. IPOXYN™ will be subject to extensive regulation by governmental authorities in the United States and other countries. As a therapeutic product administered by intravenous infusion, it will be regulated as a drug or biologic drug and will require extensive safety and efficacy studies for regulatory approval before it may be commercialized.

Drug Approval Process

In the United States, IPOXYN™ is regulated as a biologic and will require a Biologics License Application for the manufacturing facility and the quality control system. Before final approval for marketing could occur, the following steps must be completed: preclinical safety animal studies, GMP manufacturing, submission of Investigational New Drug, or IND application for extensive clinical trials to show proof of concept to significant health benefit  In addition, well-controlled randomized human clinical trials are required to support a submission of Biologics License Application.

Registration for marketing is comprehensively reviewed by the FDA for the Biologics License Application and followed by FDA inspection of the manufacturing facilities for full compliance with current Good Manufacturing Practices, which includes elaborate audit of documentation and quality assurance procedures. The testing and approval process requires substantial time, effort and financial resources. After initial approval for certain disease, a supplemental approval is generally required for each proposed new disease or indication, often accompanied by clinical data similar to that submitted with the original Biologics License Application.

After approval and during clinical studies FDA can put the drug on "clinical hold."  In such case, the IND sponsor and the FDA must resolve any outstanding concerns before the use of the drug can proceed.  FDA may stop marketing, or clinical trials, or particular types of trials, by imposing a clinical hold because of safety concerns and potential risk to patients.

Clinical trials involve the administration of the investigational products to healthy volunteers or patients under the supervision of a qualified principal investigator consistent with an informed consent. Each clinical protocol is submitted, reviewed and approved by an independent Institutional Review Board, or IRB, or Ethical Committee (EC) at participating hospital at which the study will be conducted. The IRB/EC will consider, among other things; ethical factors, safety to human subjects and the possible liability of the institution.

Clinical trials typically are conducted in three sequential phases, but the phases may overlap. In Phase I, the initial introduction of the drug into human subjects, the drug is usually tested for safety or adverse effects, dosage tolerance, absorption, metabolism, distribution, excretion and pharmacodynamics.

Phase II clinical trials usually involve studies in a limited patient population to evaluate the efficacy of the drug for specific, targeted indications, determine dosage tolerance and optimal dosage and identify possible adverse effects and safety risks.

Phase III clinical trials generally further evaluate clinical efficacy and test further for safety within an expanded patient population and at multiple clinical sites.

Phase IV clinical trials are conducted after approval to gain additional experience from the treatment of patients in the intended therapeutic indication. If the FDA approves a product while a company has ongoing clinical trials that were not necessary for approval, a company may be able to use the data from these clinical trials to meet all or part of any Phase IV clinical trial requirement. These clinical trials are often referred to as Phase III/IV post-approval clinical trials.

The results of the preclinical studies and clinical trials, together with detailed information on the manufacture and composition of the product, are submitted to the FDA in the application requesting approval to market the product. Before approving a Biologics License Application, the FDA will inspect the facilities at which the product is manufactured and will not approve the product unless the manufacturing facility is in compliance with current Good Manufacturing Practices. The FDA may delay approval of a Biologics License Application if applicable regulatory criteria are not satisfied, require additional testing or information, and/or require postmarketing testing and surveillance to monitor safety or efficacy of a product. It may also limit the indicated uses for which an approval is given.

New Drug Approval for Veterinary Use

The use of new drugs for companion animals requires the filing of a New Animal Drug Application, or NADA with, and approval by, the FDA. The requirements for approval are similar to those for new human drugs, exclusive of human trials.  Obtaining NADA approval often requires safety and efficacy clinical field trials in the applicable species and disease, after submission of an Investigational New Animal Drug Application, or INADA, which for non-food animals becomes effective upon acceptance for filing.

Pervasive and Continuing Regulation

Any FDA approvals that may be granted will be subject to continual review, and newly discovered or developed safety or efficacy data may result in withdrawal of products from marketing. Moreover, if and when such approval is obtained, the manufacture and marketing of our products remain subject to extensive regulatory requirements administered by the regulatory bodies, including compliance with current Good Manufacturing Practices, serious adverse event reporting requirements and the FDA's general prohibitions against promoting products for unapproved or "off-label" uses.

We are subject to inspection and market surveillance by the FDA for compliance with these regulatory requirements. Failure to comply with the requirements can, among other things, result in warning letters, product seizures, recalls, fines, injunctions, suspensions or withdrawals of regulatory approvals and termination of marketing. Any such enforcement action could have a material adverse effect on us. Unanticipated changes in existing regulatory requirements, state and local work and environmental laws or the adoption of new requirements could also have a material adverse effect on us.

Foreign Regulation

We will be subject to a variety of regulations governing clinical trials and sales of our products in the United States and outside the United States. Whether or not FDA approval has been obtained, approval of a product by the comparable non-U.S. regulatory authorities must be obtained prior to the commencement of marketing of the product in any country.

The approval process varies from country to country and can be complicated and time consuming; the time needed to secure approval may be longer or shorter than that required for FDA approval. For example the European Union requires approval of a Marketing Authorization Application by the European Medicines Evaluation Agency. These applications require the completion of extensive preclinical, clinical studies and manufacturing and controls information.

Reimbursement

Our ability to successfully commercialize our human product will also depend on the extent to which reimbursement of the cost of such product and related treatment will be approved by the government health administration authorities, private health insurers and other health providers’ organizations.  Significant uncertainty exists as to the reimbursement status of newly approved health care products. As third-party payors are increasingly challenging the price of medical products, there can be no assurance that adequate reimbursement of the cost will be available to enable us to maintain price levels sufficient for realization of an appropriate return on its investment.

Recently the public and the federal government have focused significant attention on reforming the health care system in the United States. A number of health care reform measures have been suggested, including price controls on therapeutics. Public discussion of such measures is likely to continue, and concerns about the potential effects of different possible proposals have been reflected in the volatility of the stock prices of companies in the health care and related industries.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements.

Overview

We are a development-stage company that was formed on August 24, 2009.

Our CEO and founder has contributed a provisional patent, a patent and know-how to the Company.  In accordance with ASC 845-1-S99, Transfers of Non-Monetary Assets from Promoters or Shareholders, the transfer of non-monetary assets to a company by its shareholders in exchange for stock prior to the Company’s initial public offering should be recorded at the transferor’s historical cost basis determined under GAAP.  Because no records exist to support a historical cost basis in accordance with GAAP, the patent, provisional patent and know-how were valued at the CEO’s historical cost basis of zero.

We must raise new capital to continue our business operations and intend to use the assets contributed by our CEO to raise capital.  Our CEO intends to provide minimal cash to fund critical needs until shares are sold to raise capital.  We anticipate the need for approximately $5,000,000 in additional funding to support the planned expansion of our operations over the next approximately 12 months.

Restatement of Financial Statements to Reflect Treatment of Stock Issuance

The Company’s restated financial statements for the period from inception (August 24, 2009) to September 30, 2009, and from inception to December 31, 2009, to reflect the ten million shares which were issued to the Company’s co-founders in exchange for a combination of cash, a patent, a provisional patent and know-how in accordance with ASC 845-10-S99, Transfers of Non-monetary Assets from Promoters or Shareholders.  Previously, the Company recorded the exchange at fair value of $2,740,000.  This restatement resulted in a reduction in general and administrative expenses of $540,000 and a reduction in research and development expenses of $2,200,000 during the period.  The impact of the reduction in general and administrative expenses and in research and development expenses on our statements of operations and cash flows for the period from inception to September 30, 2009 and from inception to  December 31, 2009 is summarized below:

Avanyx Therapeutics, Inc.
(A Development Stage Company)

Statement of Operations
For the Period from Inception (August 24, 2009) to
 September 30, 2009

	As previously reported	Adjustments	As Restated
Operating expenses:
General and administrative	$594,100	(540,000)	$54,100
Research and development	2,200,000	(2,200,000)	-
Total operating expenses	2,794,100	(2,740,000)	54,100

Interest expense-related party	-		-

Net loss	$(2,794,100)	$2,740,000	$(54,100)

Net loss per share - basic and diluted	$(0.29)	$0.29	$(0.01)

Weighted average shares outstanding - basic and diluted	9,473,684	9,473,684	9,473,684

Statement of Operations
For the Period from Inception (August 24, 2009) to
 December 31, 2009

	As previously reported	Adjustments	As Restated
Operating expenses:
General and administrative	$676,894	(540,000)	$136,894
Research and development	2,200,000	(2,200,000)	-
Total operating expenses	2,876,894	(2,740,000)	136,894

Interest expense-related party	927		927

Net loss	$(2,877,821)	$2,740,000	$(137,821)

Net loss per share - basic and diluted	$(0.30)	$0.28	$(0.01)

Weighted average shares outstanding - basic and diluted	9,736,842	9,736,842	9,736,842

Statement of Cash Flows
For the Period from Inception (August 24, 2009) to
 September 30, 2009

	As previously reported	Adjustments	As Restated
Cash flows from operating activities:
Net loss	$(2,794,100)	2,740,000	$(54,100)
Adjustments to reconcile net loss to cash
used in operating activities:
Non-cash compensation expense	870,000	(870,000)	-
Non-cash patent and provisional patent expense	1,870,000	(1,870,000)	-
Increase in:
Accounts payable	34,100		34,100
Advances - related party	20,000		20,000
Net cash used in operating activities	-	-	-

Net increase in cash and cash equivalents	-	-	-

Cash and cash equivalents, beginning of period	-		-

Cash and cash equivalents, end of period	$-		$-

Statement of Cash Flows
For the Period from Inception (August 24, 2009) to
 December 31, 2009

	As previously reported	Adjustments	As Restated
Cash flows from operating activities:
Net loss	$(2,877,821)	2,740,000	$(137,821)
Adjustments to reconcile net loss to cash
used in operating activities:
Non-cash compensation expense	540,000	(540,000)	-
Non-cash patent and provisional patent expense	2,200,000	(2,200,000)	-
Increase in:
Accounts payable	48,254		48,254
Accrued expenses	53,350		53,350
Net cash used in operating activities	(36,217)	-	(36,217)

Cash flows from financing activities
Investment in capital stock - related party	10,000		10,000
Proceeds from advances - related party	49,747		49,747
Net cash provided by financing activities	59,747	-	59,747

Net increase in cash and cash equivalents	23,530	-	23,530

Cash and cash equivalents, beginning of period	-		-

Cash and cash equivalents, end of period	$23,530		$23,530

Balance Sheet Impact of Restatement

In addition to the effects on our 2009 statements of operations and cash flows presented above, the restatement impacted our balance sheet as of December 31, 2009, September 30, 2009 and March 31, 2010.  The following table sets for the effects of the restatement adjustments on our balance sheet as of December 31, 2009, September 30, 2009 and March 31, 2010:

Avanyx Therapeutics, Inc.
(A Development Stage Company)

Balance Sheet
December 31, 2009

	As previously reported	Adjustments	As Restated
ASSETS

Cash	$23,530		$23,530
Total current assets	23,530		23,530

Total assets	$23,530		$23,530

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$48,254		$48,254
Accrued expenses	53,350		53,350
Total current liabilities	101,604		101,604

Advances - related party	49,747		49,747

Total liabilities	151,351		151,351

Stockholders’ deficit:
Preferred stock, $0.001 par value, 5,000,000 shares authorized,
none issued and outstanding	-		-
Common stock, $0.001 par value, 45,000,000 shares authorized,
10,000,000 shares issued and outstanding	10,000		10,000
Additional paid-in capital	2,740,000	(2,740,000)	0
Deficit accumulated during the development stage	(2,877,821)	2,740,000	(137,821)
Total stockholders’ deficit	(127,821)	-	(127,821)

Total liabilities and stockholders’ deficit	$23,530	$-	$23,530

Balance Sheet
September 30,  2009

	As previously reported	Adjustments	As Restated
ASSETS

Subscription receivable	$10,000		$10,000
Total current assets	10,000	-	10,000

Total assets	$10,000	$-	$10,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$34,100		$34,100
Accrued expenses	20,000		20,000
Total current liabilities	54,100	-	54,100

Total liabilities	54,100	-	54,100

Stockholders’ deficit:
Preferred stock, $0.001 par value, 5,000,000 shares authorized,
none issued and outstanding	-		-
Common stock, $0.001 par value, 45,000,000 shares authorized,
10,000,000 shares issued and outstanding	10,000		10,000
Additional paid-in capital	2,740,000	(2,740,000)	0
Deficit accumulated during the development stage	(2,794,100)	2,740,000	(54,100)
Total stockholders’ deficit	(44,100)	-	(44,100)

Total liabilities and stockholders’ deficit	$10,000	$-	$10,000

Balance Sheet
March 31, 2010

	As previously reported	Adjustments	As Restated
ASSETS

Cash	$19,026		$19,026
Total current assets	19,026	-	19,026

Total assets	$19,026	$-	$19,026

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$36,216		$36,216
Accrued expenses	33,371		33,371
Advances - related party	80,796		80,796

Total current liabilities	150,383	-	150,383

Stockholders’ deficit:
Preferred stock, $0.001 par value, 5,000,000 shares authorized,
none issued and outstanding	-	-	-
Common stock, $0.001 par value, 45,000,000 shares authorized,
10,000,000 shares issued and outstandinguot	10,020		10,020
Additional paid-in capital	2,749,980	(2,740,000)	9,980
Deficit accumulated during the development stage	(2,891,357)	2,740,000	(151,357)
Total stockholders’ deficit	(131,357)	-	(131,357)

Total liabilities and stockholders’ deficit	$19,026	$-	$19,026

Results of Operations

Three months ended June 30, 2010

General and administrative expense for the three months ending June 30, 2010 was $83,268.  This consists primarily of legal and accounting fees associated with the S-1 filing and quarterly financial statements for the Company.

We had no research and development expense for the three months ending June 30, 2010.

Six months ended June 30, 2010

General and administrative expense for the six months ending June 30, 2010 was $95,754.  This consists primarily of legal and accounting fees associated with the S-1 filing and quarterly financial statements for the Company.

We had no research and development expense for the six months ending June 30, 2010.

Period from Inception (August 24, 2009) through December 31, 2009

General and administrative expense for the period from inception through December 31, 2009 was $136,894. This consists primarily of legal and accounting fees associated with the start-up and S-1 filing  for the Company.

We had no research and development expense for the period ending December 31, 2009.

Due to our early stage of development and the uncertainty concerning our future profitability a full valuation allowance has been taken related to our deferred tax asset of $55,501.

Liquidity and Capital Resources

As of June 30, 2010

As of June 30, 2010, we had cash of $40,434, accounts payable and accrued expenses of $135,026, all of which were current liabilities, and an advance payable to our CEO of $110,350.  The $110,350 will be repaid to our CEO once we raise cash.

We have not yet received any revenues from our development stage operations, nor have we otherwise engaged in any business operations.  The absence of revenues and known adequate, available financing results in an uncertainty regarding the Company’s ability to continue as a going concern.

Management has plans to seek additional capital through private placements and public offerings of its common stock.  The Company has submitted this Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register and sell in a self-directed offering 15,000,000 shares of newly issued common stock.

There can be no assurance that the Company will be successful in accomplishing its objectives.  Without such additional capital, the Company may be required to cease operations.

Our CEO intends to continue to provide minimal cash to fund critical needs until shares are sold to raise capital.

Our CEO contributed a patent, a provisional patent, pending trademark applications and know-how to the Company.  We intend to use the assets to raise the capital required to fund operations. In accordance with ASC 845-1-S99, Transfers of Non-Monetary Assets from Promoters or Shareholders, the transfer of non-monetary assets to a company by its shareholders in exchange for stock prior to the Company’s initial public offering should be recorded at the transferor’s historical cost basis determined under GAAP.  Because no records exist to support a historical cost basis in accordance with GAAP, the patent, provisional patent, pending trademark applications and know-how were valued at the CEO’s historical cost basis of zero.

Other than our CEO’s intention to provide minimal cash, we have no current commitment from our officers and directors or any of our shareholders, to supplement our operations or provide us with financing in the future. If we are unable to raise additional capital from conventional sources and/or additional sales of stock in the future, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results. In the future, we may be required to seek additional capital by selling debt or equity securities, and we may be required to cease operations, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

Contractual obligations

We do not currently have any material contractual obligations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our consolidated financial condition, results of operations, liquidity, capital expenditures or capital resources.

DESCRIPTION OF PROPERTY

We do not currently own or lease office space or any other real property.  Our Chief Executive Officer operates out of a home office.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

During the last two fiscal years, we have not entered into any material transactions or series of transactions that would be considered material in which any officer, director or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest. There are no transactions presently proposed, except as follows:

1.	On August 24, 2009 we granted 8,000,000 shares of our common stock to David Platt, our Chief Executive Officer, in exchange for a patent, a provisional patent, trademarks and know-how valued at zero.

2.	On August 24, 2009 we granted 2,000,000 shares of our common stock to Offer Binder, a consultant to the Company, in exchange for $10,000.

3.	Currently, we use our Chief Executive Officer’s residence as our corporate office, and we do not pay rent or other fees in connection with such use.

DIRECTOR AND EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the Company’s chief executive officer and chief financial since the Company’s inception (August 24, 2009), regardless of compensation level.  The Company’s chief executive officer and chief financial is the only officer of the Company for whom compensation disclosure is required pursuant to instruction 1 to Item 402(a)(3) of Regulation S-K.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Total Compensation
David Platt, Ph.D., Chief Executive Officer and Chief Financial Officer	2009	$-	$-	$-	$-

Outstanding Equity Awards at Fiscal Year End

There were no outstanding unvested stock options held by the Company’s chief executive officer and chief financial officer at December 31, 2009.

Director Compensation

No compensation was earned by or paid to the directors since the Company’s inception (August 24, 2009).

Employment Contracts

There are no employment contracts between the Company and its sole officer.

Corporate Governance

The Company may create separate audit and compensation committees of its board when the board determines it to be advisable.

Code of Ethics. A code of business conduct and ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the code. We are not currently subject to any law, rule or regulation requiring that we adopt a code of ethics; however, we intend to adopt one in the near future.

Audit Committee. The Board of Directors has not yet established a separate audit committee, and the functions of the audit committee are currently performed by our Board of Directors as a whole in accordance with Section 3(a)(58) of the Exchange Act. We are not currently subject to any law, rule or regulation requiring that we establish or maintain a separate audit committee.

Board of Directors Independence. Our Board of Directors consists of five members. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors. Four of the members of the Board of Directors are “independent” as defined in Section 4200(a)(15) of NASDAQ Stock Market Rules.

Audit Committee Financial Expert. The Board of Directors has determined that Carl L. Lueders is an “audit committee financial expert” who is “independent” as defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Nominating Committee. We have not yet established a nominating committee. Our Board of Directors, sitting as a board, performs the role of a nominating committee. We are not currently subject to any law, rule or regulation requiring that we establish a nominating committee.

Compensation Committee. We have not yet established a compensation committee. Our Board of Directors, sitting as a board, performs the role of a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee. We intend to establish a compensation committee if the Board determines it to be advisable or we are otherwise required to do so by applicable law, rule or regulation.

Indemnification Agreements

None.

Director Independence

Four of the members of the board of directors are “independent” as defined under the rules of the NASDAQ Stock Market.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 100,000,000 shares of common stock, $.001 par value per share ("Common Stock") and 5,000,000 shares of preferred stock, $.001 par value per share ("Preferred Stock"). As of June 30, 2010, we had 10,031,236 shares of common stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

COMMON STOCK

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  Directors are appointed by a plurality of the votes present at any special or annual meeting of shareholders (by proxy or in person), and a majority of the votes present at any special or annual meeting of shareholders (by proxy or in person) shall determine all other matters.  The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.  Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this Offering will be, duly and validly issued, fully paid and non-assessable.

PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors ("Board of Directors") prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Additionally, while it is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of any shares of Preferred Stock, such rights may be superior to those associated with our common stock, and may include:

o	Restricting dividends on the common stock;

o	Rights and preferences including dividend and dissolution rights, which are superior to our common stock;

o	Diluting the voting power of the common stock;

o	Impairing the liquidation rights of the common stock; or

o	Delaying or preventing a change in control of the Company without further action by the stockholders.

Provisions of the Company’s Charter or By-Laws which would delay, deter or prevent a change in control of the Company

There are no special provisions of the Company’s Certificate of Incorporation or By-Laws which would specifically delay, deter or prevent a change in control of the Company.  Additionally, the Company has 5,000,000 shares of preferred stock authorized and undesignated.  Shares of preferred stock designated by our Board of Directors in the future may have voting powers superior to our common stock, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors.  Such preferred stock, if authorized in the future, may contain provisions (including voting rights) which could delay, deter or prevent a change in control of the Company.

SHARES AVAILABLE FOR FUTURE SALE

Assuming that all 15,000,000 shares in this offering are issued and sold, we will have 25,031,236 shares of common stock outstanding.  Of those 25,031,236 shares of common stock outstanding, only the 15,000,000 shares issued in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares held by an “affiliate” of us, which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act.

Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144, non-affiliates are able to sell restricted securities pursuant to Rule 144, after six months, subject to certain conditions, including if the Company is current in its reporting obligations with the Commission and remains current for an additional period of six months, and thereafter after one year, with no volume or reporting obligations.

Under Rule 144, affiliates are able to sell restricted securities pursuant to Rule 144 after six months, subject to certain conditions, including if the Company is current in its reporting obligations with the Commission and remains current for an additional period of six months, as well as other requirements described below. Resales by the Company's affiliates of restricted and unrestricted common stock are subject to volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company ("Applicable Requirements"). The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 15,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $1.00 per share. There is no minimum number of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $1.00 per share. If all 15,000,000 shares are not sold within 180 days from the date hereof the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $1.00 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must:  (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA OTC Compliance Unit. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from FINRA regarding our Form 211 application. Upon effectiveness of this registration we will seek out a market maker.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

Shares in This Offering Will Be Sold By Our Officers and Directors

This is a self-underwritten offering with no minimum sale requirement.  Our officers and directors will sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares that are sold by them.  Dr. Platt will register as the issuer-agent in those states requiring such registration.  In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.
Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or have been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

There are no current plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  However, we may enter into such agreements and pay commissions and expenses of up to 10% of all proceeds raised by brokers, dealers, finders or selling agents who may participate in this offering.

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers or persons exempt from such registration.  In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  We will only offer and sell the Shares in those states where we register or qualify the Shares for sale or where an exemption from such registration or qualification requirement is available and we have complied with such exemption.

We intend to sell our shares in the states of  Massachusetts and New York.  However we may expand the offering into additional states should the officers deem it appropriate to do so.

Terms of the Offering

The shares will be sold at the fixed price of $1.00 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the effective date of this Prospectus and continue for a period not to exceed 180 days (the “Expiration Date”).

Deposit of Offering Proceeds

This is a “best efforts” offering and, as such, we will be able to spend any of the proceeds.  The funds will be transferred to our business account for use in the implementation of our business plans

Procedures and Requirements For Subscription

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to the Company.  There is no minimum purchase requirement.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our Common Stock at a price per share that is significantly more than the price per share paid by the current stockholders of our Common Stock.  We are offering for sale up to an additional 15,000,000 shares of Common Stock.  If you purchase Shares in this Offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this Offering and the net tangible book value per share.  Net tangible book value per share represents our net tangible assets (our total assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering.  Our net tangible book value as of June 30, 2010 was $(204,942).  Based upon 10,031,236 issued and outstanding shares of Common Stock on June 30, 2010, our net tangible book value per share was ($0.02).  After giving effect to the sale of all 15,000,000 Shares being offered in this Offering at $1.00 per share and the payment of expenses up to 10% of the proceeds related to the Offering, our pro forma net tangible book value would be $13,295,058 and our net tangible book value per share would be $0.53 which represents an immediate increase in net tangible book value of $0.55 per share and an immediate dilution to the purchasers of Shares in this Offering of $0.47 per share (or 47.0%).

The following table illustrates the pro forma per share dilution described above assuming 1,000,000, 5,000,000 or 15,000,000 shares are sold:

	1,000,000 Shares Sold	5,000,000 Shares Sold	15,000,000 Shares Sold
Offering Price per share	$1.00	$1.00	$1.00
Net tangible book value per share before the offering	$(0.02)	$(0.02)	$(0.02)
Increase per share attributable to purchase of stock by investors	$0.08	$0.31	$0.55
Pro forma net tangible book value per share after the offering	$0.06	$0.29	$0.53

Dilution per share to new investors	$0.94	$0.71	$0.47

Percentage dilution per share	94%	71%	47%

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this Offering, assuming the sale of 1,000,000 shares, 5,000,000 shares or 15,000,000 shares:

	Investment	%	Stock Ownership	%
Sale of 1,000,000 Shares
Current Stockholders	$31,236	3.8%	10,031,236	90.9%
New Investors	$1,000,000	96.2%	1,000,000	9.1%
	$1,031,236	100%	11,031,236	100%
Sale of 5,000,000 shares
Current Stockholders	$31,236	0.8%	10,031,236	66.7%
New Investors	$5,000,000	99.2%	5,000,000	33.3%
	$5,031,236	100%	15,031,236	100%
Sale of 15,000,000 shares
Current Stockholders	$31,236	0.3%	10,031,236	40.0%
New Investors	$15,000,000	97.7%	15,000,000	60.0%
	$15,031,236	100%	25,031,236	100%

DETERMINATION OF PRICE

The offering of 15,000,000 shares of our common stock described in this Prospectus will represent approximately 60% of our outstanding common stock. For purposes of calculating the registration fee for the common stock included in this Prospectus, we have used an estimated public offering price of $1.00 per share.  This is an arbitrary price and we can offer no assurances that the $1.00 price per share bears any relation to the value of the shares as of the date of this Prospectus.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our common stock. We have no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, our common stock.  Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered.

Holders of Common Stock

As of the date of this prospectus,we have four stockholders. Our primary stockholders are Dr. David Platt, our chairman of the board, chief executive officer and chief financial officer and Offer Binder, who own 8,000,000 and 2,000,000 shares respectively of our common stock, or an aggregate of 10,000,000 of our 10,031,236 outstanding shares.

Dividends

There have been no cash dividends declared on our common stock since our company was formed. Dividends are declared at the sole discretion of our Board of Directors. Our intention is not to declare cash dividends and retain all cash for our operations.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission for our common stock offered in this offering. This Prospectus does not contain all of the information set forth in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make references in this Prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  The Company’s Bylaws provide that, to the fullest extent permitted by law, the Company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of the Company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.  The Company’s Certificate of Incorporation provides for such limitation of liability.

The Company’s By-laws provide for the indemnification of, and advancement of expenses to, directors and officers of the Company (and, at the discretion of the Board of Directors of the Company, employees and agents of the Company to the extent that Delaware law permits the Company to provide indemnification to such persons) in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company intends to enter into agreements with its directors and executive officers, that will require the Company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section.  The Company currently maintains such insurance.

Settlement by the Company. The right of any person to be indemnified is subject always to the right of the Company by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by Seyfarth Shaw LLP, Boston, Massachusetts.

EXPERTS

The financial statements of the Company as of December 31, 2009 and for the period from inception (August 24, 2009) to December 31, 2009, included in this Prospectus and Registration Statement have been audited by Caturano and Company, Inc., independent registered public accountants, as set forth in their report thereon appearing elsewhere herein and have been so included in reliance upon the report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL STATEMENTS

The Financial Statements required by Article 8 of Regulation S-X are stated in U.S. dollars and are prepared in accordance with Accounting Principles Generally Accepted in the United States of America (“US GAAP”). The following financial statements pertaining to Avanyx Therapeutics, Inc. are filed as part of this Prospectus.

Avanyx Therapeutics, Inc.
(A Development Stage Company)

FINANCIAL STATEMENTS

C O N T E N T S

Page

Financial Statements for the Three Months and Six Months Ended June 30, 2010 and the Period from Inception (August 24, 2009) to June 30, 2010:

Financial Statements:

Balance Sheet	F-2

Statement of Operations	F-3

Statement of Changes in Stockholders’ Deficit	F-4

Statement of Cash Flows	F-5

Notes to Financial Statements	F-6-F-8

Financial Statements for the Period from Inception (August 24, 2009) to December 31, 2009:

Report of Independent Registered Public Accounting Firm	F-9

Financial Statements:

Balance Sheet	F-10

Statement of Operations	F-11

Statement of Changes in Stockholders’ Deficit	F-12

Statement of Cash Flows	F-13

Notes to Financial Statements	F-14-F-21

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Balance Sheets
June 30, 2010 and December 31, 2009 (Unaudited)

	June 30, 2010	December 31, 2009
		(As Restated)
ASSETS

Cash	$40,434	$23,530
Total current assets	40,434	23,530

Total assets	$40,434	$23,530

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$42,281	$48,254
Accrued expenses	92,745	53,350
Advances - related party	110,350	-
Total current liabilities	245,376	101,604

Advances - related party	-	49,747

Total liabilities	245,376	151,351

Stockholders’ deficit:
Preferred stock, $0.001 par value, 5,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.001 par value, 45,000,000 shares authorized,
10,031,236 and 10,000,000 shares issued and outstanding at June 30, 2010 and December 31, 2009 respectively	10,031	10,000
Additional paid-in capital	21,205	-
Deficit accumulated during the development stage	(236,178)	(137,821)
Total stockholders’ deficit	(204,942)	(127,821)

Total liabilities and stockholders’ deficit	$40,434	$23,530

The accompanying notes are an integral part of these financial statements.

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Statements of Operations
For the Three and Six Month Periods Ended June 30, 2010 and the Period from Inception (August 24, 2009) through June 30, 2010 (Unaudited)

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010	Period From Inception (August 24, 2009) to June 30, 2010

Operating expenses:
General and administrative	$83,268	$95,754	$232,648

Total operating expenses	83,268	95,754	232,648

Interest expense-related party	1,553	2,603	3,530

Net loss	$(84,821)	$(98,357)	$(236,178)

Net loss per share - basic and diluted	$(0.01)	$(0.01)

Weighted average shares outstanding - basic and diluted	10,030,248	10,015,235

The accompanying notes are an integral part of these financial statements.

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Deficit
For the Period from Inception (August 24, 2009) to June 30, 2010 (Unaudited)

			Additional	Deficit Accumulated	Total
	Common Stock		Paid-in	During the	Stockholders'
	Shares	Amount	Capital	Development Stage	Deficit

Inception, August 24, 2009	-	$-	$-	$-	$-

Issuance of common stock	10,000,000	10,000	-	-	10,000

Net loss (as restated)	-	-	-	(137,821)	(137,821)

Balance, December 31, 2009	10,000,000	10,000	-	(137,821)	(127,821)

Issuance of common stock	31,236	31	21,205	-	21,236

Net loss	-	-	-	(98,357)	(98,357)

Balance, June 30, 2010	10,031,236	$10,031	$21,205	$(236,178)	$(204,942)

The accompanying notes are an integral part of these financial statements.

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Six Month Period Ended June 30, 2010 and the Period from Inception (August 24, 2009) through June 30, 2010 (Unaudited)

	Six Months Ended June 30, 2010	Period From Inception (August 24, 2009) to June 30, 2010

Cash flows from operating activities:
Net loss	$(98,357)	$(236,178)
Adjustments to reconcile net loss to cash
used in operating activities:
Increase in:
Accounts payable	(5,973)	42,281
Accrued expenses	39,395	92,745

Net cash used in operating activities	(64,935)	(101,152)

Cash flows from financing activities
Advances - related party	60,603	110,350
Proceeds from investment in capital stock - related party	-	10,000
Proceeds from investment in capital stock	21,236	21,236
Net cash provided by financing activities	81,839	141,586

Net increase in cash and cash equivalents	16,904	40,434

Cash and cash equivalents, beginning of period	23,530	-

Cash and cash equivalents, end of period	$40,434	$40,434

The accompanying notes are an integral part of these financial statements.

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three and Six Month Periods Ended June 30, 2010 and the Period from Inception (August 24, 2009) to June 30, 2010

1.            GENERAL ORGANIZATION AND BUSINESS

Avanyx Therapeutics (the “Company”) was incorporated under the laws of the state of Delaware on August 24, 2009.  The Company’s initial focus is to develop products intended to treat oxygen deprivation in tissue and organs.  Oxygen deprivation is present in conditions such as Anemia, Ischemia and Trauma.  The Company’s initial BLOODBOOSTER™ product, called IPOXIN™, is designed to deliver oxygen to affected sites.  The Company’s initial objective is to obtain near-term toxicity data in a Phase I clinical trial with the Food and Drug Administration (“FDA”).

The Company has minimal operations and is considered to be in the development stage as of June 30, 2010.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company is a recently formed entity with limited resources and operating history.  As shown in the accompanying financial statements, the Company has incurred net losses of $236,178 for the cumulative period from August 24, 2009 (inception) to June 30, 2010 and has negative working capital of $204,942.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

Management has plans to seek additional capital through private placements and public offerings of its common stock.  The Company has commenced a capital formation activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register and sell in a self-directed offering 15,000,000 shares of newly issued common stock. There can be no assurance that the Company will be successful in accomplishing its objectives.  Without such additional capital, the Company may be required to cease operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.            SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and the rules of the Securities and Exchange Commission for quarterly reports on Form 10-Q. It is suggested that these consolidated condensed financial statements be read in conjunction with the Company’s  financial statements for its year ended December 31, 2009 included its Form S-1. In the opinion of management, the statements contain all adjustments, including normal recurring adjustments necessary in order to present fairly the financial position as of June 30, 2010 and the results of operations for the six months ended June 30, 2010 and the period from inception (August 24, 2009) through June 30, 2010.

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three and Six Month Periods Ended June 30, 2010 and the Period from Inception (August 24, 2009) to June 30, 2010

2.            SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES…continued

The year-end balance sheet data was derived from the audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America.

The results disclosed in the Statements of Operations for the six months ended June 30, 2010 are not necessarily indicative of the results to be expected for the full fiscal year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Loss per Share

Basic net loss per share is computed based on the net loss for the period divided by the weighted average actual shares outstanding during the period. Diluted net loss per share is computed based on the net loss for the period divided by the weighted average number of common shares and common equivalent shares outstanding during each period unless the effect of such common equivalent shares would be anti-dilutive. Common stock equivalents represent the dilutive effect of the assumed exercise of certain outstanding stock options using the treasury stock method.   There were no dilutive financial instruments issued or outstanding for the period ending June 30, 2010.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2010, the carrying value of accounts payable, accrued expenses and related party advances approximated fair value due to their short-term nature.

3.            STOCKHOLDERS’ EQUITY

The Company is authorized to issue up to 5,000,000 shares of its $0.001 par value preferred stock and up to 45,000,000 shares of its $0.001 par value common stock.

Preferred Stock

No shares of preferred stock have been issued and the terms of such preferred stock have not been designated by the Board of Directors.

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Notes to Financial Statements
For the Three and Six Month Periods Ended June 30, 2010 and the Period from Inception (August 24, 2009) to June 30, 2010

3.            STOCKHOLDERS’ EQUITY…continued

Common Stock

On August 26, 2009, the Company issued 10,000,000 shares of its $0.001 par value common stock to its two founders.  Eight million shares were issued to the Company’s Chief Executive Officer (CEO), Chairman of the Board of Directors and co-founder, in exchange for a patent, a provisional patent and know-how. In accordance with ASC 845-10-S99, Transfers of Non-monetary Assets from Promoters or Shareholders, the transfer of nonmonetary assets to a company by its shareholders in exchange for stock prior to the Company’s initial public offering should be recorded at the transferor’s historical cost basis determined under GAAP.  As a result, the value of the patent, provisional patent and know-how was valued at the CEO’s historical cost basis of zero because no records exist to support an historical cost basis in accordance with GAAP.  The patent and provisional patent were assigned to the Company on December 10, 2009.  The remaining 2,000,000 shares were issued to the co-founder for $10,000 in cash.

On March 31, 2010 the Company issued 20,000 shares of its $0.001 par value common stock for $10,000 in cash.  On April 9, 2010, the Company issued 11,236 shares of common stock in exchange for $11,236. No other issuances of preferred or common stock have been made.

4.             RELATED PARTY TRANSACTIONS

The CEO advanced $106,820 to the Company to fund start-up costs.  This advance will be repaid to the CEO once the Company raises sufficient capital or March 31, 2011, whichever comes first.  Advances by the CEO carry interest at the rate of 6.5%.  As of June 30, 2010 $3,530 had been recorded as interest expense-related party and included in Advances-related party.  The CEO intends to fund the Company’s start-up costs in this manner until the Company raises sufficient capital.

 5.    SUBSEQUENT EVENTS

The Company has evaluated events and transactions that occurred between June 30, 2010 through the date of filing, for possible disclosure and recognition in the financial statements.

6.     RESTATEMENT

The Company restated its financial statements for the period from inception (August 24, 2009) to December 31, 2009 to reflect the ten million shares which were issued to the Company’s co-founders, in exchange for a combination of cash, a patent, a provisional patent and know-how in accordance with ASC 845-10-S99, Transfers of Non-monetary Assets from Promoters or Shareholders.  Previously, the Company recorded the exchange at fair value of $2,740,000.  This restatement resulted in a reduction in general and administrative expenses of $540,000 and a reduction in research and development expenses of $2,200,000 during the period.  The effect of the restatement on the balance sheet was a reduction of the accumulated deficit of $2,740,000 and a reduction in additional paid in capital of $2,740,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and stockholders of
Avanyx Therapeutics, Inc.
Newton, Massachusetts

We have audited the accompanying balance sheet of Avanyx Therapeutics, Inc. (a development stage company) as of December 31, 2009, and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from August 24, 2009 (date of inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avanyx Therapeutics, Inc. as of December 31, 2009, and the results of its operations and its cash flows for the period from August 24, 2009 (date of inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8, the accompanying consolidated balance sheet as of December 31, 2009 and the related consolidated statement of operations, stockholders' deficit, and cash flow for the period from August 24, 2009 (date of inception) to December 31, 2009 have been restated.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s limited resources and operating history, as well as operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ CATURANO AND COMPANY, INC.

September 17, 2010
Boston, Massachusetts

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Balance Sheet
December 31, 2009

(As Restated)
ASSETS

Cash	$23,530
Total current assets	23,530

Total assets	$23,530

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$48,254
Accrued expenses	53,350
Total current liabilities	101,604

Advances - related party	49,747

Total liabilities	151,351

Stockholders’ deficit:
Preferred stock, $0.001 par value, 5,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.001 par value, 45,000,000 shares authorized,
10,000,000 shares issued and outstanding	10,000
Additional paid-in capital	-
Deficit accumulated during the development stage	(137,821)
Total stockholders’ deficit	(127,821)

Total liabilities and stockholders’ deficit	$23,530

The accompanying notes are an integral part of these financial statements.

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Statement of Operations
For the Period from Inception (August 24, 2009) to December 31, 2009

(As Restated)
Operating expenses:
General and administrative	$136,894

Total operating expenses	136,894

Interest expense-related party	927

Net loss	$(137,821)

Net loss per share - basic and diluted	$(0.01)

Weighted average shares outstanding - basic and diluted	9,736,842

The accompanying notes are an integral part of these financial statements.

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Deficit
For the Period from Inception (August 24, 2009) to December 31, 2009
(As Restated)

			Additional	Deficit Accumulated	Total
	Common Stock		Paid-in	During the	Stockholders'
	Shares	Amount	Capital	Development Stage	Deficit

Inception, August 24, 2009	-	$-	$-	$-	$-

Issuance of common stock	10,000,000	10,000	-	-	10,000

Net loss	-	-	-	(137,821)	(137,821)

Balance, December 31, 2009	10,000,000	$10,000	$-	$(137,821)	$(127,821)

The accompanying notes are an integral part of these financial statements.

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Statement of Cash Flows
For the Period from Inception (August 24, 2009) to December 31, 2009

(As Restated)
Cash flows from operating activities:
Net loss	$(137,821)
Adjustments to reconcile net loss to cash
used in operating activities:
Increase in:
Accounts payable	48,254
Accrued expenses	53,350
Net cash used in operating activities	(36,217)

Cash flows from financing activities
Investment in capital stock - related party	10,000
Proceeds from advances - related party	49,747
Net cash provided by financing activities	59,747

Net increase in cash and cash equivalents	23,530

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$23,530

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements.

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Notes to Financial Statements
Period from Inception (August 24, 2009) to December 31, 2009

1.             GENERAL ORGANIZATION AND BUSINESS

Avanyx Therapeutics (the “Company”) was incorporated under the laws of the state of Delaware on August 24, 2009.  The Company’s initial focus is to develop products intended to treat oxygen deprivation in tissue and organs.  Oxygen deprivation is present in conditions such as Anemia, Ischemia and Trauma.  The Company’s initial BLOODBOOSTER™ product, called IPOXIN™, is designed to deliver oxygen to affected sites.  The Company’s initial objective is to obtain near-term toxicity data in a Phase I clinical trial with the Food and Drug Administration (“FDA”).

The Company has minimal operations and is considered to be in the development stage as of December 31, 2009.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company is a recently formed entity with limited resources and operating history.   As shown in the accompanying financial statements, the Company has incurred net losses of $137,821 for the period from August 24, 2009 (inception) to December  31, 2009 and has negative working capital of $78,074.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

Management has plans to seek additional capital through private placements and public offerings of its common stock.  The Company has commenced a capital formation activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register and sell in a self-directed offering 15,000,000 shares of newly issued common stock.  There can be no assurance that the Company will be successful in accomplishing its objectives.  Without such additional capital, the Company may be required to cease operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.            SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepting in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Notes to Financial Statements
Period from Inception (August 24, 2009) to December 31, 2009

2.            SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES…continued

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid investments with original maturities of 90 days or less at the time of acquisition to be cash equivalents.

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”).

Loss per Share

Basic net loss per share is computed based on the net loss for the period divided by the weighted average actual shares outstanding during the period. Diluted net loss per share is computed based on the net loss for the period divided by the weighted average number of common shares and common equivalent shares outstanding during each period unless the effect of such common equivalent shares would be anti-dilutive. Common stock equivalents represent the dilutive effect of the assumed exercise of certain outstanding stock options using the treasury stock method.   There were no dilutive financial instruments issued or outstanding for the period ending December 31, 2009.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or be settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided when it is more likely than not that some portion of the gross deferred tax asset will not be realized.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2009, the carrying value of accounts payable, accrued expenses and advances - related party approximated fair value due to their short-term nature.

Fiscal Year-end

The Company has adopted a fiscal year-end of December 31.

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Notes to Financial Statements
Period from Inception (August 24, 2009) to December 31, 2009

3.            STOCKHOLDERS’ EQUITY

The Company is authorized to issue up to 5,000,000 shares of its $0.001 par value preferred stock and up to 45,000,000 shares of its $0.001 par value common stock.

Preferred Stock

No shares of preferred stock have been issued and the terms of such preferred stock have not been designated by the Board of Directors.

Common Stock

On August 26, 2009, the Company issued 10,000,000 shares of its $0.001 par value common stock to its two founders.  Eight million shares were issued to the Company’s Chief Executive Officer (CEO), Chairman of the Board of Directors and co-founder, in exchange for a patent, a provisional patent and know-how. In accordance with ASC 845-10-S99, Transfers of Non-monetary Assets from Promoters or Shareholders, the transfer of nonmonetary assets to a company by its shareholders in exchange for stock prior to the Company’s initial public offering should be recorded at the transferor’s historical cost basis determined under GAAP.  As a result, the value of the patent, provisional patent and know-how was valued at the CEO’s historical cost basis of zero because no records exist to support an historical cost basis in accordance with GAAP. The patent and provisional patent were assigned to the Company on December 10, 2009.  The remaining 2,000,000 shares were issued to the co-founder for $10,000 in cash.

No other issuances of preferred or common stock were made through December 31, 2009.  On March 31, 2010, the Company issued 20,000 shares of common stock for $10,000 cash to an investor.  On April 9, 2010, the Company issued 11,236 shares of common stock in exchange for $11,236.

4.            RELATED PARTY TRANSACTIONS

The CEO advanced $48,820 to the Company to fund start-up costs.  This advance will be repaid to the CEO once the Company raises sufficient capital or March 31, 2011, whichever comes first.  Advances by the CEO carry interest at the rate of 6.5%.  As of December 31, 2009, $927 had been recorded as interest expense-related party and included in Advances-related party.  The CEO intends to fund the Company’s start-up costs in this manner until the Company raises sufficient capital.

5.            PROVISION FOR INCOME TAXES

Temporary differences that give rise to significant deferred tax assets as of December 31, 2009 are as follows:

Start-up costs	$21,786
Net operating loss carryforward	33,715
Valuation allowance	(55,501)

Net deferred tax asset	$-

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Notes to Financial Statements
Period from Inception (August 24, 2009) to December 31, 2009

5.            PROVISION FOR INCOME TAXES…continued

As of December 31, 2009, the Company had a deferred tax asset of $21,786 related to start-up costs which are amortizable for tax purposes.  The Company also had a deferred tax asset of $33,715 related to operating loss carryforwards.

The primary factors affecting the Company’s income tax rate are as follows:

Tax benefit at U.S. statutory rate	(34.0%)
State tax benefit	( 6.3%)
Valuation allowance	40.3%
0.0%

The Company applies the provisions of FASB ASC 740-10, Income Taxes, (originally issued as FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes).  The Company has not recognized any liability for unrecognized tax benefits and does not believe there is any uncertainty with respect to its tax position.  The Company’s policy with respect to unrecognized tax benefits is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

6.            SUBSEQUENT EVENTS

Other than issuances of common stock discussed in Note 3 “Stockholders Equity”, there are no subsequent events.  The Company has evaluated events and transactions that occurred between December 31, 2009 through the date of filing, for possible disclosure and recognition in the financial statements.

7.            RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the FASB issued FASB Statement No. 168, The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.  This Statement establishes the FASB Accounting Standards Codification™ (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  The purpose of the Codification is to simplify U.S. GAAP, without change, by consolidating the numerous accounting rules into logically organized topics.  The Codification will enable users to quickly identify the guidance that applies to a specific accounting issue and is expected to streamline accounting research. It affects the way companies reference U.S. GAAP in financial statements and in their accounting policies. This Statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The Company has adopted the provisions of this statement.

In May 2009, the FASB issued FASB Statement No. 165, Subsequent Events, (codified as FASB ASC 855, Subsequent Events.  Topic 855 establishes general standards of accounting for and disclosing events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  The standard dictates:

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Notes to Financial Statements
Period from Inception (August 24, 2009) to December 31, 2009

▪
The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements;

▪	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements;

▪	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

The standard is effective for interim or annual financial periods ending after June 15, 2009.  The Company has adopted the provisions of this standard.

 In June 2009, the FASB issued FASB Statement No. 166, Accounting for Transfers of Financial Assets – An Amendment of FASB Statement No. 140, (codified as FASB ASC 860, Transfers and Servicing).  This content requires more information about transfers of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets. It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures.  The pending content will be effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009, or, for the Company, January 1, 2010.  The Company does not expect adoption of this content to have an impact on the Company’s financial position, results or operations or cash flows.

In June 2009, the FASB issued FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R) (codified as FASB ASC 810, Consolidation. This content changes the way entities account for special-purpose entities.  FASB Statement No. 167 is a revision to FASB Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities.  It changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. The pending content requires a number of new disclosures. It will be effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009, or, for the Company, January 1, 2010.  The Company does not expect adoption of this content to have an impact on the Company’s financial position, results or operations or cash flows.

8.            RESTATEMENT

The Company restated its financial statements for the period from inception (August 24, 2009) to December 31, 2009 to reflect the ten million shares which were issued to the Company’s co-founders, in exchange for a combination of cash, a patent, a provisional patent and know-how in accordance with ASC 845-10-S99, Transfers of Non-monetary Assets from Promoters or Shareholders.  Previously, the Company recorded the exchange at fair value of $2,740,000.  This restatement resulted in a reduction in general and administrative expenses of $540,000 and a reduction in research and development expenses of $2,200,000 during the period.  The impact of the reduction in general and administrative expenses and in research and development expenses on our statements of operations and cash flows for the period from inception to December 31, 2009 is summarized below:

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Notes to Financial Statements
Period from Inception (August 24, 2009) to December 31, 2009

Statement of Operations
For the Period from Inception (August 24, 2009) to December 31, 2009

	As previously reported	Adjustments	As Restated

Operating expenses:
General and administrative	$676,894	$(540,000)	$136,894
Research and development	2,200,000	(2,200,000)	-
Total operating expenses	2,876,894	(2,740,000)	136,894

Interest expense-related party	927		927

Net loss	$(2,877,821)	$2,740,000	$(137,821)

Net loss per share - basic and diluted	$(0.30)	$0.28	$(0.01)

Weighted average shares outstanding - basic and diluted	9,736,842	9,736,842	9,736,842

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Notes to Financial Statements
Period from Inception (August 24, 2009) to December 31, 2009

Statement of Cash Flows
For the Period from Inception (August 24, 2009) to December 31, 2009

	As previously reported	Adjustments	As Restated

Cash flows from operating activities:
Net loss	$(2,877,821)	$2,740,000	$(137,821)
Adjustments to reconcile net loss to cash
used in operating activities:
Non-cash compensation expense	540,000	(540,000)	-
Non-cash patent and provisional patent expense	2,200,000	(2,200,000)	-
Increase in:
Accounts payable	48,254		48,254
Accrued expenses	53,350		53,350
Net cash used in operating activities	(36,217)	-	(36,217)

Cash flows from financing activities
Investment in capital stock - related party	10,000		10,000
Proceeds from advances - related party	49,747		49,747
Net cash provided by financing activities	59,747	-	59,747

Net increase in cash and cash equivalents	23,530	-	23,530

Cash and cash equivalents, beginning of period	-		-

Cash and cash equivalents, end of period	$23,530		$23,530

Avanyx Therapeutics, Inc.
(A Development Stage Company)
Notes to Financial Statements
Period from Inception (August 24, 2009) to December 31, 2009

In addition to the effects on our 2009 statement of operations and cash flows presented above, the restatement impacted our balance sheet as of December 31, 2009.  The following table sets forth the effects of the restatement adjustments on our balance sheet as of December 31, 2009:

Balance Sheet
December 31, 2009

	As previously reported	Adjustments	As Restated
ASSETS

Cash	$23,530		$23,530
Total current assets	23,530	-	23,530

Total assets	$23,530	$-	$23,530

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$48,254		$48,254
Accrued expenses	53,350		53,350
Total current liabilities	101,604	-	101,604

Advances - related party	49,747		49,747

Total liabilities	151,351	-	151,351

Stockholders’ deficit:
Preferred stock, $0.001 par value, 5,000,000 shares authorized,
none issued and outstanding	-		-
Common stock, $0.001 par value, 45,000,000 shares authorized,
10,000,000 shares issued and outstanding	10,000		10,000
Additional paid-in capital	2,740,000	(2,740,000)	0
Deficit accumulated during the development stage	(2,877,821)	2,740,000	(137,821)
Total stockholders’ deficit	(127,821)	-	(127,821)

Total liabilities and stockholders’ deficit	$23,530	$-	$23,530

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$1,674.00
Attorney's fees and expenses	30,000.00	*
Accountant's fees and expenses	30,000.00	*
Transfer agent's and registrar fees and expenses	1,500.00	*
Printing and engraving expenses	1,500.00	*
Miscellaneous expenses	5,326.00	*
Total	$70,000.00	*

* Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  The Company’s Bylaws provide that, to the fullest extent permitted by law, the Company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of the Company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.  The Company’s Certificate of Incorporation provides for such limitation of liability.

The Company’s By-laws provide for the indemnification of, and advancement of expenses to, directors and officers of the Company (and, at the discretion of the Board of Directors of the Company, employees and agents of the Company to the extent that Delaware law permits the Company to provide indemnification to such persons) in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company intends to enter into agreements with its directors and executive officers, that will require the Company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section.  The Company currently maintains such insurance.

Settlement by the Company. The right of any person to be indemnified is subject always to the right of the Company by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On August 24, 2009 we granted 8,000,000 shares of our common stock to David Platt in consideration for his assignment of a patent, a provisional patent, trademarks and know-how having a historical cost basis of zero, and 2,000,000 shares of our common stock to Offer Binder in exchange for $10,000.

Each of the grants was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

On March 31, 2010, we sold 20,000 shares of our stock to a foreign national for an aggregate price of $10,000.

On April 9, 2010, we sold 11,236 shares of our stock to a foreign national for an aggregate price of $11,236.

Each of the sales to foreign nationals was made in reliance on the exemption from registration provided by Regulation S promulgated under the Securities Act for transactions deemed to occur outside of the United States.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit 3.1*	Certificate of Incorporation, as amended
Exhibit 3.2*	Bylaws
Exhibit 5.1**	Opinion and consent of Seyfarth Shaw LLP re: the legality of the shares being registered
Exhibit 10.1*	Technology Assignment Agreement dated as of August 24, 2009 by and between the Company and David Platt*
Exhibit 10.2*	Avanyx Therapeutics, Inc. 2010 Stock Plan
Exhibit 10.3*	Promissory Note dated as of February 9, 2010 issued by the Company to David Platt
Exhibit 23.1	Consent of Caturano and Company, Inc.
Exhibit 23.2**	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1)

*      Previously Filed as an exhibit to this Form S-1 Registration Statement.
**    To be filed as an exhibit to this Form S-1 Registration Statement by amendment.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

b.
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

c.
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

5.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.
For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8.	That, for the purpose of determining liability under the Securities Act to any purchaser:

a.	If the issuer is relying on Rule 430B:

1.
Each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

2.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b.	If the issuer is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Newton, Massachusetts, on September 20, 2010.

AVANYX THERAPEUTICS, INC.

/s/ David Platt

Chief Executive Officer (Principal Executive Officer)
Chief Financial Officer (Principal Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Platt as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution and for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ David Platt	Director , Chief Executive Officer	September 20, 2010
(Principal Executive Officer) and
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Dale H. Conaway* D.V.M.	Director	September 20, 2010

/s/ Carl L. Lueders*	Director	September 20, 2010

/s/ Rom Eliaz*	Director	September 20, 2010

*by David Platt, under Power of Attorney